Alternative Loan Trust 2007-HY7C
Issuing Entity
Final Term Sheet
$1,022,825,100
(Approximate)
CWALT, Inc.
Depositor
Countrywide Home Loans, Inc.
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS
Mortgage Pass-Through Certificates, Series 2007-HY7C
Distributions payable monthly, beginning July 25, 2007

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class			Initial Class
	Certificate			Certificate
	Balance/Initial			Balance/Initial
	Notional	Pass-Through		Notional	Pass-Through
	Amount (1)	Rate (2)		Amount (1)	Rate (2)
Class A-1	$681,076,000	Floating	Class M-2	$6,689,000	Floating
Class A-2	$20,000,000	Floating	Class M-3	$5,145,000	Floating
Class A-3	$55,675,000	Floating	Class M-4	$4,630,000	Floating
Class A-4	$219,769,000	Floating	Class M-5	$3,602,000	Floating
Class X	$427,231,675 (3)	Variable	Class M-6	$4,116,000	Floating
Class A-R	$100	N/A	Class M-7	$3,601,000	Floating
Class M-1	$14,920,000	Floating	Class M-8	$3,602,000	Floating

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page 6 of this free writing prospectus.

(3)	The Class X Certificates are interest-only notional amount certificates. The initial notional amount is set forth in the table but is not included in the aggregate class certificate balance of the certificates offered.
This free writing prospectus relates only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting primarily of 30- and 40-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

Credit enhancement for the offered certificates consists of:
•	Overcollateralization,

•	Excess Cashflow, and

•	Subordination.
The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this free writing prospectus.
The senior certificates and the subordinated certificates (other than the Class A-R and Class X Certificates) will have the benefit of an interest rate swap contract. Additionally, the Class A-1, Class A-3 and Class M-3 Certificates will have the benefit of separate interest rate swap contracts and the Class A-4 Certificates and the subordinated certificates will have the benefit of separate interest rate corridor contracts.

Issuing Entity
Alternative Loan Trust 2007-HY7C, a common law trust formed under the laws of the State of New York.
Depositor
CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.
Sponsor and Sellers
Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.
Master Servicer
Countrywide Home Loans Servicing LP
Trustee
The Bank of New York
Swap Counterparty
Deutsche Bank AG, New York Branch
Corridor Counterparty
Swiss Re Financial Products Corporation
The NIM Insurer
After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.
Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.
Pooling and Servicing Agreement
The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.
Cut-off Date
For any mortgage loan, the later of June 1, 2007 and the origination date for that mortgage loan.
Closing Date
On or about June 29, 2007.
The Mortgage Loans
The mortgage pool will consist primarily of 30- and 40-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate stated principal balance of approximately $1,028,998,652 as of the cut-off date. The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index.
Solely for purposes of calculating the notional amount of the Class X Certificates, information is provided in this free writing prospectus and in Annex A attached to this free writing prospectus for a portion of the mortgage loans. Sub-group X will consist of the mortgage loans that have a mortgage rate that is fixed for ten years after origination after which the mortgage rate adjusts based on a specified index (each, a “10/1 Mortgage Loan”). As of the cut-off date, the aggregate stated principal balance of the mortgage loans in sub-group X was $427,231,675.
All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.
As of the cut-off date, the mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$1,028,998,652
Geographic Concentrations in excess of 10%:
California	44.39%
Florida	13.77%
Weighted Average Original LTV Ratio	72.69%
Weighted Average Current Mortgage Rate	6.559%
Range of Current Mortgage Rates	4.250% to 9.000%
Average Current Principal Balance	$249,273
Range of Current Principal Balances	$21,075 to $799,200
Weighted Average Remaining Term to Maturity	363 months
Weighted Average FICO Credit Score	719
Weighted Average Gross Margin	2.309%
Weighted Average Maximum Mortgage Rate	11.650%
Weighted Average Minimum Mortgage Rate	2.348%
As of the cut-off date, the mortgage loans in sub-group X had the following characteristics:

Aggregate Current Principal Balance	$427,231,675
Geographic Concentrations in excess of 10%:
California	49.89%
Florida	12.49%
Weighted Average Original LTV Ratio	71.12%
Weighted Average Current Mortgage Rate	6.579%
Range of Current Mortgage Rates	5.250% to 8.500%
Average Current Principal Balance	$248,970
Range of Current Principal Balances	$21,075 to $760,000
Weighted Average Remaining Term to Maturity	363 months
Weighted Average FICO Credit Score	724
Weighted Average Gross Margin	2.293%
Weighted Average Maximum Mortgage Rate	11.583%
Weighted Average Minimum Mortgage Rate	2.302%

Description of the Certificates
The issuing entity will issue the following classes of certificates:

	Initial
	Class Certificate
	Balance/Initial		Initial Rating	Initial Rating
Class	Notional Amount (1)	Type	(Moody’s) (2)	(S&P) (2)
Offered Certificates
Class A-1	$681,076,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class A-2	$20,000,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class A-3	$55,675,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class A-4	$219,769,000	Senior/Floating Pass-Through Rate	Aaa	AAA
Class X	$427,231,675	Senior/Variable Pass-Through Rate/Notional Amount/Interest-Only	Aaa	AAA
Class A-R	$100	Senior/REMIC Residual	Aaa	AAA
Class M-1	$14,920,000	Subordinate/Floating Pass-Through Rate	Aa1	AA+
Class M-2	$6,689,000	Subordinate/Floating Pass-Through Rate	Aa2	AA+
Class M-3	$5,145,000	Subordinate/Floating Pass-Through Rate	Aa3	AA
Class M-4	$4,630,000	Subordinate/Floating Pass-Through Rate	A1	AA
Class M-5	$3,602,000	Subordinate/Floating Pass-Through Rate	A2	A+
Class M-6	$4,116,000	Subordinate/Floating Pass-Through Rate	Baa1	A+
Class M-7	$3,601,000	Subordinate/Floating Pass-Through Rate	Baa2	BBB
Class M-8	$3,602,000	Subordinate/Floating Pass-Through Rate	Ba1	BBB

Non-Offered Certificates (3)
Class M-9	$2,572,000	Subordinate/Floating Pass-Through Rate
Class P(4)	$100	Prepayment Charges
Class C	N/A	Excess Cashflow

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). The Class P and Class C Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The Class M-9, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-9, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.

The certificates also will have the following characteristics:

	Pass-Through Rate	Pass-Through Rate
	On Or Before	After
	Optional	Optional		Interest Accrual
Class	Termination Date	Termination Date	Accrual Period	Convention
Offered Certificates
Class A-1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
Class A-2	LIBOR + 0.310% (4)	LIBOR + 0.620% (4)	(2)	Actual/360 (3)
Class A-3	LIBOR + 0.230% (5)	LIBOR + 0.460% (5)	(2)	Actual/360 (3)
Class A-4	LIBOR + 0.230% (4)	LIBOR + 0.460% (4)	(2)	Actual/360 (3)
Class X	(6)	(6)	calendar month (7)	30/360 (8)
Class A-R	(9)	(9)	N/A	N/A
Class M-1	LIBOR + 0.380% (4)	LIBOR + 0.570% (4)	(2)	Actual/360 (3)
Class M-2	LIBOR + 0.400% (4)	LIBOR + 0.600% (4)	(2)	Actual/360 (3)
Class M-3	LIBOR + 0.620% (10)	LIBOR + 0.930% (10)	(2)	Actual/360 (3)
Class M-4	LIBOR + 1.200% (4)	LIBOR + 1.800% (4)	(2)	Actual/360 (3)
Class M-5	LIBOR + 1.500% (4)	LIBOR + 2.250% (4)	(2)	Actual/360 (3)
Class M-6	LIBOR + 2.250% (4)	LIBOR + 3.375% (4)	(2)	Actual/360 (3)
Class M-7	LIBOR + 2.500% (4)	LIBOR + 3.750% (4)	(2)	Actual/360 (3)
Class M-8	LIBOR + 2.250% (4)	LIBOR + 3.375% (4)	(2)	Actual/360 (3)

Non-Offered Certificates
Class M-9	LIBOR + 2.250% (4)	LIBOR + 3.375% (4)	(2)	Actual/360 (3)
Class P	N/A	N/A	N/A	N/A
Class C	N/A	N/A	N/A	N/A

(1)	The pass-through rate on the Class A-1 Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap and a maximum rate of 10.50% (the “maximum rate”), provided that, for so long as the Class A-1 swap contract has not been terminated, the pass-through rate on the Class A-1 Certificates will not be subject to the cap or the maximum rate. If the Class
A-1 swap contract is terminated, (i) the pass-through margin listed above for the Class A-1 Certificates will increase by 0.07% on or before the optional termination date and will increase by 0.14% after the optional termination date and (ii) the pass-through rate for the Class A-1 Certificates will be subject to the cap and the maximum rate. LIBOR for the related accrual period is calculated as described in this free writing prospectus under “Description of the Certificates—Determination of LIBOR.”

(2)	The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)	The pass-through rates on these classes of LIBOR certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap and the maximum rate.

(5)	The pass-through rate on the Class A-3 Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap and the maximum rate, provided that, for so long as the Class A-3 swap contract has not been terminated, the pass-through rate on the Class A-3 Certificates will not be subject to the cap or the maximum rate. If the Class A-3 swap contract is terminated, (i) the pass-through margin listed above for the Class A-3 Certificates will increase by 0.07% on or before the optional termination date and will increase by 0.14% after the optional termination date and (ii) the pass-through rate for the Class A-3 Certificates will be subject to the cap and the maximum rate.

(6)	The pass-through rate on the Class X Certificates for the accrual period related to (i) any distribution date on or prior to the distribution date in June 2017 will be a per annum rate equal to 0.65%, and (ii) any distribution date after the distribution date in June 2017 will be a per annum rate equal to 1.65%. Interest on the Class X Certificates will only be payable from interest funds on the mortgage loans in sub-group X.

(7)	The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(8)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(9)	The Class A-R Certificates will not bear interest.

(10)	The pass-through rate on the Class M-3 Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap and the maximum rate, provided that, for so long as the Class M-3 swap contract has not been terminated, the pass-through rate on the Class M-3 Certificates will not be subject to the cap or the maximum rate. If the Class M-3 swap contract is terminated, (i) the pass-through margin listed above for the Class M-3 Certificates will increase by 0.20% on or before the optional termination date and will increase by 0.30% after the optional termination date and (ii) the pass-through rate for the Class M-3 Certificates will be subject to the cap and the maximum rate.

Designations
We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class X and Class A-R Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and Subordinated Certificates
Senior LIBOR Certificates	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
Notional Amount Certificates	Class X Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates (other than the Class M-9 Certificates)
Record Date
LIBOR Certificates:
The business day immediately preceding a distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of that distribution date.
Class X and Class A-R Certificates:
The last business day of the month preceding the month of that distribution date.
Denominations
Offered Certificates other than the Class A-R Certificates:
$25,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
Two certificates of $99.99 and $0.01, respectively.
Registration of Certificates
Offered Certificates other than the Class A-R Certificates:
Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.
Class A-R Certificates:
Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.
Distribution Dates
Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.
Last Scheduled Distribution Date
The last scheduled distribution date for the offered certificates is the distribution date in August 2037. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.
Interest Payments
The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.
On each distribution date, holders of each class of offered certificates (other than the Class A-R Certificates) will be entitled to receive:
•	the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount of that class of certificates immediately prior to that distribution date, and
•	any interest due on a prior distribution date that was not paid (sometimes referred to as interest carry forward amount).

For each class of subordinated certificates (other than the Class M-3 Certificates for so long as the Class M-3 swap contract has not been terminated), any interest carry forward amount will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity in respect of the certificate swap contract in the manner described in this free writing prospectus. In the case of the Class M-3 Certificates, any interest carry forward amount will be payable from amounts received in respect of the Class M-3 swap contract.
There are certain circumstances that could reduce the amount of interest paid to you.
Net Rate Carryover
If the pass-through rate on a class of LIBOR certificates (other than the Class A-1, Class A-3 and Class M-3 Certificates for so long as the Class A-1 swap contract, Class A-3 swap contract and Class M-3 swap contract, respectively, have not been terminated) for the accrual period related to a distribution date is limited by the net rate cap, any resulting interest shortfall (referred to as “net rate carryover”), up to the maximum rate, may be paid from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity in respect of the certificate swap contract in the manner described in this free writing prospectus. Additionally, net rate carryover on the Class A-4 Certificates and the subordinated certificates may be paid from the Class A-4 corridor contract and the subordinated certificates corridor contract, respectively. For so long as the Class A-1 swap contract, the Class A-3 swap contract and the Class M-3 swap contract have not been terminated, the Class A-1, Class A-3 and Class M-3 Certificates will be entitled to receive the resulting interest shortfall from amounts received under the related swap contract
Principal Payments
On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The priority of distributing principal among the classes of certificates will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.
Amounts Available for Distributions on the Certificates
Amounts Available with respect to Interest Distributions
The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts, after fees and expenses as described below are subtracted (provided, however, that interest distributions on the Class X Certificates will consist of such amounts only with respect to the mortgage loans in sub-group X):
•	scheduled payments of interest on the mortgage loans collected during the applicable period;

•	interest on prepayments on the mortgage loans to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer on the mortgage loans and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest).
Amounts Available with respect to Principal Distributions
The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):
•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments on the mortgage loans collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased or purchased by a seller or the master servicer, as applicable;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	subsequent recoveries with respect to the mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

•	excess interest (to the extent available) to maintain the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus.
Fees and Expenses
The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:
•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.
Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.
Servicing Compensation
Master Servicing Fee:
The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum until the end of the loan’s initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.
Additional Servicing Compensation:
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), prepayment interest excess and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.
Source and Priority of Distributions:
The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.
Priority of Distributions; Distributions of Interest
In general, on any distribution date, interest funds will be distributed in the following order:
(1) concurrently:
(a) to the certificate swap account, any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty under the certificate swap contract with respect to such distribution date; and
(b) concurrently, to the Class A-1 swap account and the Class A-3 swap account, the Class A-1 swap fee and the Class A-3 swap fee, in each case payable to the swap counterparty with respect to such distribution date, pro rata based on the respective swap fee;

(2) from interest collections on the mortgage loans in sub-group X, current interest and interest carry forward amount to the Class X Certificates;
(3) concurrently, to each class of senior LIBOR certificates, the related current interest and interest carry forward amount, pro rata based on their respective entitlements; provided, however, that, for so long as the Class A-1 swap contract or the Class A-3 swap contract has not been terminated, any amounts of current interest and interest carry forward amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of the related swap contract will instead be distributed to the related swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the swap counterparty with respect to the Class A-1 swap contract or the Class A-3 swap contract, then any amounts of current interest and interest carry forward amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the related swap account;
(4) to the Class M-3 swap account, the Class M-3 swap fee payable to the swap counterparty with respect to such distribution date;
(5) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the current interest for each such class; provided, however, that, for so long as the Class M-3 swap contract has not been terminated, any amounts of current interest that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 swap contract will instead be distributed to the Class M-3 swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the swap counterparty with respect to the Class M-3 swap contract, then any amounts of current interest that would be distributed to the Class M-3 Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the Class M-3 swap account; and
(6) any remainder as part of the excess cashflow.
Priority of Distributions; Distributions of Principal
Effect of the Stepdown Date if a Trigger Event is not in Effect
On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal to the senior certificates (other than the notional amount certificates) until those senior certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.
The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates —Principal” in this free writing prospectus.
Trigger Events:
A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates (other than the notional amount certificates), until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:
•	the distribution date immediately following the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

•	the later of: (a) the July 2010 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (prior to taking into account any distribution of principal on such certificates for such distribution date) is less than 89.80% of the aggregate stated principal balance of the mortgage loans as of the due date in the month of that distribution date (after giving effect to principal prepayments received in the related prepayment period).

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:
(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;
(2) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;
(3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and
(4) any remainder as part of the excess cashflow.
On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:
(1) in an amount up to the senior principal distribution target amount, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;
(2) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and
(3) any remainder as part of the excess cashflow.
The Derivative Agreements
The senior certificates and the subordinated certificates (other than the Class A-R and Class X Certificates) will have the benefit of the certificate swap contract as described below. Additionally, the Class A-1 Certificates, the Class A-3 Certificates and the Class M-3 Certificates will have the benefit of the Class A-1 swap contract, the Class A-3 swap contract and the Class M-3 swap agreement, respectively, and the Class A-4 Certificates and the subordinated certificates will have the benefit of the Class A-4 corridor contract and the subordinated certificates corridor contract, respectively, in each case as described below.
Each derivative agreement will be evidenced by a separate transaction between the applicable counterparty and the trustee, acting on behalf of a separate supplemental interest trust created under the pooling and servicing agreement.
Certificate Swap Contract
Beginning on the distribution date in August 2007 and on each distribution date prior to and including the distribution date in June 2012, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.23% per annum, (ii) the certificate swap contract notional balance for that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the certificate swap contract notional balance for that distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty under the certificate swap contract, the trustee will be required to deduct from available funds the amount of that excess and to remit the amount of that excess to the supplemental interest trustee for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee, on the business day preceding such distribution date, the amount of that excess. Any net swap payment received by the supplemental interest trustee from the swap counterparty under the certificate swap contract will be distributed, following distributions of excess cashflow, only to the extent necessary to cover unpaid current interest and interest carry forward amount on the senior LIBOR certificates and subordinated certificates, to cover net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization at the required level. The remaining portion of any net swap payment received by the supplemental interest trustee from the swap counterparty will be paid to Deutsche Bank Securities Inc. and will not be available to cover any amounts on any class of certificates.

For so long as the Class A-1 swap contract has not been terminated, any payments in respect of unpaid current interest, interest carry forward amount and net rate carryover that otherwise would have been distributed to the Class A-1 Certificates from any net swap payment received by the supplemental interest trustee under the certificate swap contract will be deposited into the Class A-1 swap account.
For so long as the Class A-3 swap contract has not been terminated, any payments in respect of unpaid current interest, interest carry forward amount and net rate carryover that otherwise would have been distributed to the Class A-3 Certificates from any net swap payment received by the supplemental interest trustee under the certificate swap contract will be deposited into the Class A-3 swap account.
For so long as the Class M-3 swap contract has not been terminated, any payments in respect of unpaid current interest, interest carry forward amount and net rate carryover that otherwise would have been distributed to the Class M-3 Certificates from any net swap payment received by the supplemental interest trustee under the certificate swap contract will be deposited into the Class M-3 swap account.
Class A-1 Swap Contract
On each distribution date on or prior to the Class A-1 swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the sum of (i) the Class A-1 swap fee, (ii) the product of (a) the pass-through rate of the Class A-1 Certificates for such distribution date, (b) a notional amount equal to the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (c) the actual number of days in the related calculation period, divided by 360 and (iii) all distributions from excess cashflow and from amounts received under the certificate swap contract in respect of unpaid current interest, interest carry forward amount and net rate carryover to which the Class A-1 Certificates would be entitled to in the absence of the Class A-1 swap contract. In addition, on the business day preceding each distribution date on or prior to the Class A-1 swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (i) the sum of (a) one-month LIBOR (as determined by the swap counterparty) and (b) the pass-through margin for the Class A-1 Certificates, (ii) a notional amount equal to the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
The Class A-1 swap fee payable to the swap counterparty on each distribution date prior to the Class A-1 swap contract termination date is an amount equal to the product of (i) either (a) 0.07% for any distribution date on or before the optional termination date or (b) 0.14% for any distribution date after the optional termination date, (ii) a notional amount equal to the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty under the Class A-1 swap contract, the supplemental interest trustee will remit the amount of that excess to the swap counterparty from funds on deposit in the Class A-1 swap account. To the extent that the amount payable by the swap counterparty under the Class A-1 swap contract exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee, on the business day preceding such distribution date, the amount of that excess. Any net swap payment received by the supplemental interest trustee from the swap counterparty under the Class A-1 swap contract will be allocated to the Class A-1 swap account to be used to make distributions on the Class A-1 Certificates. Any such allocation will not be available to cover any amounts on any other class of certificates.
Class A-3 Swap Contract
On each distribution date on or prior to the Class A-3 swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the sum of (i) the Class A-3 swap fee, (ii) the product of (a) the pass-through rate of the Class A-3 Certificates for such distribution date, (b) a notional amount equal to the class certificate balance of the Class A-3 Certificates immediately prior to such distribution date and (c) the actual number of days in the related calculation period, divided by 360 and (iii) all distributions from excess cashflow and from amounts received under the certificate swap contract in respect of unpaid current interest, interest carry forward amount and net rate carryover to which the Class A-3 Certificates would be entitled to in the absence of the Class A-3 swap contract. In addition, on the business day preceding each distribution date on or prior to the Class A-3 swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (i) the sum of (a) one-month LIBOR (as determined by the swap counterparty) and (b) the pass-through margin for the Class A-3 Certificates, (ii) a notional amount equal to the class certificate balance of the Class A-3 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.

The Class A-3 swap fee payable to the swap counterparty on each distribution date prior to the Class A-3 swap contract termination date is an amount equal to the product of (i) either (a) 0.07% for any distribution date on or before the optional termination date or (b) 0.14% for any distribution date after the optional termination date, (ii) a notional amount equal to the class certificate balance of the Class A-3 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty under the Class A-3 swap contract, the supplemental interest trustee will remit the amount of that excess to the swap counterparty from funds on deposit in the Class A-3 swap account. To the extent that the amount payable by the swap counterparty under the Class A-3 swap contract exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee, on the business day preceding such distribution date, the amount of that excess. Any net swap payment received by the supplemental interest trustee from the swap counterparty under the Class A-3 swap contract will be allocated to the Class A-3 swap account to be used to make distributions on the Class A-3 Certificates. Any such allocation will not be available to cover any amounts on any other class of certificates.
Class M-3 Swap Contract
On each distribution date on or prior to the Class M-3 swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the sum of (i) the Class M-3 swap fee, (ii) the product of (a) the pass-through rate of the Class M-3 Certificates for such distribution date, (b) a notional amount equal to the class certificate balance of the Class M-3 Certificates immediately prior to such distribution date and (c) the actual number of days in the related calculation period, divided by 360 and (iii) all distributions from excess cashflow and from amounts received under the certificate swap contract in respect of unpaid current interest, interest carry forward amount and net rate carryover and from the subordinated certificates corridor contract in respect of net rate carryover to which the Class M-3 Certificates would be entitled to in the absence of the Class M-3 swap contract. In addition, on the business day preceding each distribution date on or prior to the Class M-3 swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (i) the sum of (a) one-month LIBOR (as determined by the swap counterparty) and (b) the pass-through margin for the Class M-3 Certificates, (ii) a notional amount equal to the class certificate balance of the Class M-3 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
The Class M-3 swap fee payable to the swap counterparty on each distribution date prior to the Class M-3 swap contract termination date is an amount equal to the product of (i) either (a) 0.20% for any distribution date on or before the optional termination date or (b) 0.30% for any distribution date after the optional termination date, (ii) a notional amount equal to the class certificate balance of the Class M-3 Certificates immediately prior to such distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty under the Class M-3 swap contract, the supplemental interest trustee will remit the amount of that excess to the swap counterparty from funds on deposit in the Class M-3 swap account. To the extent that the amount payable by the swap counterparty under the Class M-3 swap contract exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee, on the business day preceding such distribution date, the amount of that excess. Any net swap payment received by the supplemental interest trustee from the swap counterparty under the Class M-3 swap contract will be allocated to the Class M-3 swap account to be used to make distributions on the Class M-3 Certificates. Any such allocation will not be available to cover any amounts on any other class of certificates.

Class A-4 Corridor Contract
Beginning on the distribution date in July 2012 and on each distribution date prior to and including the distribution date in September 2015, amounts, if any, received by the supplemental interest trustee in respect of the Class A-4 corridor contract from the corridor counterparty will be distributed, following distributions of excess cashflow and amounts received under the certificate swap contract, to the Class A-4 Certificates, only to the extent necessary to cover net rate carryover on those certificates. The remaining portion of any amounts received by the supplemental interest trustee from the corridor counterparty will be paid to Deutsche Bank Securities Inc. and will not be available to cover any amounts on any class of certificates.
Payments under the Class A-4 corridor contract will be made pursuant to the formula described in” Description of the Certificates — The Derivative Agreements —Class A-4 Corridor Contract” in this free writing prospectus.
Subordinated Certificates Corridor Contract
Beginning on the distribution date in July 2007, the subordinated certificates will have the benefit of the subordinated certificates corridor contract. Amounts, if any, received by the supplemental interest trustee in respect of the subordinated certificates corridor contract from the corridor counterparty will be deposited in the subordinated certificates corridor account. On each distribution date on or prior to the distribution date on which the aggregate class certificate balance of the subordinated certificates is reduced to zero, amounts, if any, on deposit in the subordinated certificates corridor account will be distributed, following distributions of excess cashflow and amounts received under the certificate swap contract, to the subordinated certificates, only to the extent necessary to cover net rate carryover on those certificates.
For so long as the Class M-3 swap contract has not been terminated, any payments in respect of net rate carryover that otherwise would have been distributed to the Class M-3 Certificates from any payment received by the supplemental interest trustee from the corridor counterparty under the subordinated certificates corridor contract will be deposited into the Class M-3 swap account.
Payments under the subordinated certificates corridor contract will be made pursuant to the formula described in” Description of the Certificates — The Derivative Agreements —Subordinated Certificates Corridor Contract” in this free writing prospectus.
Credit Enhancement
Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:
Overcollateralization
On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $3,601,552. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.
On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.
The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and the effective rate of any net swap payment payable to the swap counterparty because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate of any net swap payments. The “expense fee rate” is the sum of the master servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the issuing entity’s expenses will be used to maintain or restore the required level of overcollateralization.
Excess Cashflow
Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:
(1) to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;
(2) concurrently, to each class of senior LIBOR certificates, in an amount equal to any interest carry forward amount for each such class, pro rata based on their entitlements; provided, however, that, for so long as the Class A-1 swap contract or the Class A-3 swap contract has not been terminated, any interest carry forward amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of the related swap contract will instead be distributed to the related swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the swap counterparty with respect to the Class A-1 swap contract or the Class A-3 swap contract, then any interest carry forward amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the related swap account;
(3) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in an amount equal to any interest carry forward amount for each such class; provided, however, that, for so long as the Class M-3 swap contract has not been terminated, any interest carry forward amount that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 swap contract will instead be distributed to the Class M-3 swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the swap counterparty with respect to the Class M-3 swap contract, then any interest carry forward amount that would be distributed to the Class M-3 Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the Class M-3 swap account;
(4) concurrently, to each class of senior LIBOR certificates, in an amount equal to the unpaid realized loss amount for each such class, pro rata, based on the unpaid realized loss amount for each such class, except that any payments in respect of unpaid realized loss amount payable to the Class A-2 and Class A-3 Certificates will first be paid, pro rata, based on the unpaid realized loss amount for each such class, to the Class A-1 Certificates;
(5) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in an amount equal to the unpaid realized loss amount for each such class;
(6) concurrently, to the classes of LIBOR certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for each such class; provided, however, that, for so long as the Class A-1 swap contract, the Class A-3 swap contract or the Class M-3 swap contract swap contract has not been terminated, any amount of net rate carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of the related swap contract will instead be distributed to the related swap account, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the swap counterparty with respect to the Class A-1 swap contract, the Class A-3 swap contract or the Class M-3 swap contract, then any amount of net rate carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the related swap account;
(7) concurrently, to the certificate swap account, the Class A-1 swap account, the Class A-3 swap account and the Class M-3 swap account, pro rata based on the amounts of any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the related derivative agreement, in an amount equal to any such swap termination payment; and
(8) to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.
Subordination
The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.
The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in numerical order.

Once the protection provided by excess cashflow and overcollateralization is exhausted, subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second, to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth below under “— Allocation of Losses.”
Allocation of Losses
After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated to the senior certificates (other than the notional amount certificates), pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero, except that any realized losses that would otherwise be allocated to the Class A-1 Certificates will instead be allocated, pro rata, based on their respective class certificate balances, to the Class A-2 and Class A-3 Certificates, until their respective class certificate balances are reduced to zero.
Advances
The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
Repurchase, Substitution and Purchase of Mortgage Loans
The sellers will be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.
The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.
If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.
The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).
Optional Termination
The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status
For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the master REMIC. The LIBOR certificates will also represent the right to receive payments of net rate carryover from excess cashflow and the certificate swap contract, subject to the deemed obligation to make termination payments on the certificate swap contract. The Class A-4 Certificates and the subordinated certificates will additionally represent the right to receive payments of net rate carryover from the Class A-4 corridor contract and the subordinated certificates corridor contract, respectively. The Class A-1 Certificates, the Class A-3 Certificates and the Class M-3 Certificates will also represent the right to receive payments of net rate carryover from the Class A-1 swap contract, the Class A-3 swap contract and the Class M-3 Swap Contract, respectively, subject to the deemed obligations to make monthly payments and termination payments on the related swap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.
The supplemental interest trust (and the accounts therein) and the derivative agreements will not constitute any part of any REMIC created under the pooling and servicing agreement.
ERISA Considerations
The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met. Investors acquiring the offered certificates (other than the Class A-R Certificates) with assets of such a plan while the related derivative agreements are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based class exemption.
Legal Investment
The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates
General
The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.
The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.
The Mortgage Pass-Through Certificates, Series 2007-HY7C consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.
When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class X and Class A-R Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and Subordinated Certificates
Senior LIBOR Certificates	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
Notional Amount Certificates	Class X Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates (other than the Class M-9 Certificates)

The certificates are generally referred to as the following types:

Class	Type
Class A-1 Certificates:	Senior/Floating Pass-Through Rate/Super Senior
Class A-2 Certificates:	Senior/Floating Pass-Through Rate/Support
Class A-3 Certificates:	Senior/Floating Pass-Through Rate/Support
Class A-4 Certificates:	Senior/Floating Pass-Through Rate
Class X Certificates:	Senior/Variable Pass-Through Rate/Notional Amount/Interest-Only
Class A-R Certificates:	Senior/REMIC Residual
Subordinated Certificates:	Subordinate/Floating Pass-Through Rate
Class P Certificates:	Prepayment Charges
Class C Certificates:	Excess Cashflow
The Class M-9, Class P and Class C Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class M-9, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.
Calculation of Class Certificate Balance
The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and
•	the Applied Realized Loss Amounts allocated to the class;
provided, however, that the Class Certificate Balance of the classes to which Applied Realized Loss Amounts have been allocated will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related Prepayment Period. After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.
Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under “— Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.
Notional Amount Certificates
The Class X Certificates are Notional Amount Certificates. The notional amount for the Class X Certificates and the Accrual Period for any Distribution Date will equal the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Group X as of the Due Date in the preceding calendar month (after giving effect to principal prepayments received in the Prepayment Period related to such prior Due Date).

Book-Entry Certificates; Denominations
The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.
Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Determination of LIBOR
The LIBOR Certificates will bear interest during each Accrual Period at the applicable rate determined as described under “— Interest” below.
“One-Month LIBOR” applicable to an Accrual Period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that Accrual Period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish One-Month LIBOR for the related Accrual Period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.
If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine One-Month LIBOR in the manner provided in this free writing prospectus, One-Month LIBOR for the next Accrual Period will be 5.320%.
Payments on Mortgage Loans; Accounts
Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:
•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any Prepayment Interest Excess;
•	all payments on account of prepayment charges on the Mortgage Loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from any mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”);

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.
Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer.
The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:
•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation;

•	to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the Interest Funds, (b) the Principal Remittance Amount, (c) any prepayment charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.
The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.
Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Interest Funds, the Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:
•	the aggregate amount remitted by the master servicer to the trustee; and
•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.
The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and for payment to the Swap Counterparty of any Net Swap Payment as described below under “— Interest” and “— Principal” and may from time to time make withdrawals from the Distribution Account:
•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.
There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.
Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Carryover Reserve Fund
The pooling and servicing agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the trustee on behalf of the holders of the LIBOR Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.
On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” below, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the LIBOR Certificates as described under “—Overcollateralization Provisions” below.
The Derivative Accounts
The supplemental interest trustee will establish and maintain six derivative accounts in the supplemental interest trust (the “Derivative Accounts”):
•	a Certificate Swap Account on behalf of the holders of the Senior Certificates and Subordinated Certificates (other than the Class A-R and Class X Certificates) and the Swap Counterparty (the “Certificate Swap Account”),

•	a Class A-1 Swap Account on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty (the “Class A-1 Swap Account”),

•	a Class A-3 Swap Account on behalf of the holders of the Class A-3 Certificates and the Swap Counterparty (the “Class A-3 Swap Account”),

•	a Class M-3 Swap Account on behalf of the holders of the Class M-3 Certificates and the Swap Counterparty (the “Class M-3 Swap Account”),

•	a Class A-4 Corridor Account on behalf of the holders of the Class A-4 Certificates (the “Class A-4 Corridor Account”), and

•	a Subordinated Certificates Corridor Account on behalf of the holders of the Subordinated Certificates (the “Subordinated Certificates Corridor Account”).
With respect to any Distribution Date on or prior to the Certificate Swap Contract Termination Date , the trustee will deposit into the Certificate Swap Account the portion of the Interest Funds for that Distribution Date and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date that is to be paid by the supplemental interest trustee to the Swap Counterparty with respect to the Certificate Swap Contract, the supplemental interest trustee will deposit in the Certificate Swap Account any Net Swap Payment or Swap Termination Payment received from the Swap Counterparty under the Certificate Swap Contract, each as described below under “—The Derivative Agreements — Certificate Swap Contract.”
With respect to any Distribution Date on or prior to the Class A-1 Swap Contract Termination Date , the trustee or the supplemental interest trustee, as applicable, will deposit into the Class A-1 Swap Account the Class A-1 Swap Fee and certain portions of the Interest Funds, Excess Cashflow and amounts received under the Certificate Swap Contract that would otherwise be payable to the Class A-1 Certificates for that Distribution Date that are to be paid by the supplemental interest trustee to the Swap Counterparty with respect to the Class A-1 Swap Contract and the supplemental interest trustee will deposit in the Class A-1 Swap Account any Net Swap Payment or Swap Termination Payment received from the Swap Counterparty under the Class A-1 Swap Contract, each as described below under “—The Derivative Agreements — Class A-1 Swap Contract.”

With respect to any Distribution Date on or prior to the Class A-3 Swap Contract Termination Date , the trustee or the supplemental interest trustee, as applicable, will deposit into the Class A-3 Swap Account the Class A-3 Swap Fee and certain portions of the Interest Funds, Excess Cashflow and amounts received under the Certificate Swap Contract that would otherwise be payable to the Class A-3 Certificates for that Distribution Date that are to be paid by the supplemental interest trustee to the Swap Counterparty with respect to the Class A-3 Swap Contract and the supplemental interest trustee will deposit in the Class A-3 Swap Account any Net Swap Payment or Swap Termination Payment received from the Swap Counterparty under the Class A-3 Swap Contract, each as described below under “—The Derivative Agreements — Class A-3 Swap Contract.”
With respect to any Distribution Date on or prior to the Class M-3 Swap Contract Termination Date , the trustee or the supplemental interest trustee, as applicable, will deposit into the Class M-3 Swap Account the Class M-3 Swap Fee and certain portions of the Interest Funds, Excess Cashflow and amounts received under the Certificate Swap Contract and the Subordinated Certificates Corridor Contract that would otherwise be payable to the Class M-3 Certificates for that Distribution Date that are to be paid by the supplemental interest trustee to the Swap Counterparty with respect to the Class M-3 Swap Contract and the supplemental interest trustee will deposit in the Class M-3 Swap Account any Net Swap Payment or Swap Termination Payment received from the Swap Counterparty under the Class M-3 Swap Contract, each as described below under “— The Derivative Agreements —Class M-3 Swap Contract.”
With respect to any Distribution Date on or prior to the Class A-4 Corridor Contract Termination Date, the supplemental interest trustee will deposit in the Class A-4 Corridor Account any payment received from the Corridor Counterparty under the Class A-4 Corridor Contract, as described below under “— The Derivative Agreements — Class A-4 Corridor Contract.”
With respect to any Distribution Date on or prior to the Subordinated Certificates Corridor Contract Termination Date, the supplemental interest trustee will deposit in the Subordinated Certificates Corridor Account any payment received from the Corridor Counterparty under the Subordinated Certificates Corridor Contract, as described below under “—The Derivative Agreements — Subordinated Certificates Corridor Contract.”
Investments of Amounts Held in Accounts
The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.
The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.
The Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the pooling and servicing agreement.

       Derivative Accounts. Funds in the Derivative Accounts will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the applicable Derivative Account until withdrawn upon (i) in the case of the Certificate Swap Account, the later of the reduction of the Class Certificate Balance or notional amount of each class of Senior Certificates and Subordinated Certificates to zero and the Certificate Swap Contract Termination Date, (ii) in the case of the Class A-1 Swap Account, the reduction of the Class Certificate Balance of the Class A-1 Certificates to zero, (iii) in the case of the Class A-3 Swap Account, the reduction of the Class Certificate Balance of the Class A-3 Certificates to zero, (iv) in the case of the Class M-3 Swap Account, the reduction of the Class Certificate Balance of the Class M-3 Certificates to zero (v) in the case of the Class A-4 Corridor Account, the later of the reduction of the Class Certificate Balance of the Class A-4 Certificates to zero and the Class A-4 Corridor Contract Termination Date and (vi) in the case of the Subordinated Certificates Corridor Account, the reduction of the Class Certificate Balance of the Subordinated Certificates to zero. Any losses incurred in a Derivative Account in respect of the investment will be charged against amounts on deposit in that Derivative Account (or the investments) immediately as realized. The supplemental interest trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Derivative Accounts and made in accordance with the pooling and servicing agreement.

Fees and Expenses
          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
	• Prepayment Interest Excess	Compensation	Interest paid by obligors with respect to certain prepayments on the Mortgage Loans	Monthly
	• All Prepayment Interest Excess, late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate.

(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions
Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The “Record Date” for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.
Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.
On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.
The “Interest Remittance Amount” for any Distribution Date is equal to:
(a) the sum, without duplication, of:
(1) all scheduled interest on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, less the Master Servicing Fee and any payments made in respect of premiums on lender paid insurance Mortgage Loans,
(2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,
(3) all advances relating to interest in respect of the Mortgage Loans,
(4) amounts paid by the master servicer in respect of Compensating Interest, and
(5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), minus
(b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.
The “Principal Remittance Amount” for any Distribution Date is equal to:
(a) the sum, without duplication, of:
(1) the scheduled principal collected or advanced on the Mortgage Loans with respect to the related Due Date,
(2) prepayments on the Mortgage Loans collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,
(4) any Substitution Adjustment Amounts,
(5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period, minus
(b) all advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.
“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related borrower in respect of interest on such principal prepayment.
Interest
General. On each Distribution Date, the interest distributable with respect to each class of Senior Certificates and Subordinated Certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances or notional amount thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and, in the case of the Senior Certificates (other than the Class A-R Certificates), any Interest Carry Forward Amount. For each class of Subordinated Certificates (other than the Class M-3 Certificates for so long as the Class M-3 Swap has not been terminated), any Interest Carry Forward Amount will be payable only from Excess Cashflow to the extent described in this free writing prospectus under “— Overcollateralization Provisions” and from amounts received under the Certificate Swap Contract available for that purpose to the extent described in this free writing prospectus under “— The Derivative Agreements — Certificate Swap Contract.” In the case of the Class M-3 Certificates, any Interest Carry Forward amount will be payable from amounts received in respect of the Class M-3 Swap Contract to the extent described in this free writing prospectus under “— The Derivative Agreements —Class M-3 Swap Contract”.
The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for the LIBOR Certificates will be subject to the Net Rate Cap and a maximum rate of 10.50% per annum (the “Maximum Rate”). If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates (other than the Class A-1, Class A-3 and Class M-3 Certificates for so long as the Class A-1 Swap Contract, Class A-3 Swap Contract and Class M-3 Swap Contract, respectively, have not been terminated) is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall (but not in excess of interest at the Maximum Rate) only from Excess Cashflow to the extent described in this free writing prospectus under “— Overcollateralization Provisions” and from amounts received under the Certificate Swap Contract available for that purpose to the extent described in this free writing prospectus under “— The Derivative Agreements — Certificate Swap Contract.” Additionally, the Class A-4 Certificates and the Subordinated Certificates (other than the Class M-3 Certificates for so long as the Class M-3 Swap Contract has not been terminated) will be entitled to receive the resulting shortfall from the Class A-4 Corridor Contract and the Subordinated Certificates Corridor Contract, respectively, to the extent described in this free writing prospectus under “— The Derivative Agreements —Class A-4 Corridor Contract” and “—Subordinated Certificates Corridor Contract.” For so long as the Class A-1 Swap Contract, the Class A-3 Swap Contract and the Class M-3 Swap Contract have not been terminated, the Class A-1, Class A-3 and Class M-3 Certificates will be entitled to receive the resulting shortfall from amounts received under the related swap contract as described in this free writing prospectus under “—Class A-1 Swap Contract”, “—Class A-3 Swap Contract” and “— Class M-3 Swap Contract.”

Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order:
(1)	concurrently:
(a)	to the Certificate Swap Account, any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date; and

(b)	concurrently, to the Class A-1 Swap Account and the Class A-3 Swap Account, the Class A-1 Swap Fee and the Class A-3 Swap Fee, in each case payable to the Swap Counterparty with respect to such Distribution Date, pro rata based on the respective swap fee;
(2)	from interest collections on the Mortgage Loans in Sub-Group X, Current Interest and Interest Carry Forward Amount to the Class X Certificates;

(3)	concurrently, to each class of Senior LIBOR Certificates, the related Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements; provided, however, that, for so long as the Class A-1 Swap Contract or the Class A-3 Swap Contract has not been terminated, any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of the related Swap Contract will instead be distributed to the related Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class A-1 Swap Contract or the Class A-3 Swap Contract, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the related Swap Account;

(4)	to the Class M-3 Swap Account, the Class M-3 Swap Fee payable to the Swap Counterparty with respect to such Distribution Date;

(5)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, the Current Interest for each such class; provided, however, that, for so long as the Class M-3 Swap Contract has not been terminated, any amounts of Current Interest that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 Swap Contract will instead be distributed to the Class M-3 Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class M-3 Swap Contract, then any amounts of Current Interest that would be distributed to the Class M-3 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class M-3 Swap Account; and

(6)	any remainder, as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.
Pass-Through Rates. The classes of certificates will have the respective pass-through rates described below (each, a “Pass-Through Rate”).

Class X Certificates
The Pass-Through Rate on the Class X Certificates for the Accrual Period related to (i) any Distribution Date on or prior to the Distribution Date in June 2017 will be a per annum rate equal to 0.65%, and (ii) any Distribution Date after the Distribution Date in June 2017 will be a per annum rate equal to 1.65%. Interest on the Class X Certificates will only be payable from interest collections on the Mortgage Loans in Sub-Group X.
LIBOR Certificates
The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:
(1) One-Month LIBOR for such Accrual Period (calculated as described above under “— Determination of LIBOR”) plus the Pass-Through Margin for such class and Accrual Period,
(2) the Net Rate Cap for such Distribution Date, and
(3) The Maximum Rate.
The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)		(2)
Class A-1	0.140	%(3)	0.280	%(3)
Class A-2	0.310%		0.620%
Class A-3	0.230	%(4)	0.460	%(4)
Class A-4	0.230%		0.460%
Class M-1	0.380%		0.570%
Class M-2	0.400%		0.600%
Class M-3	0.620	%(5)	0.930	%(5)
Class M-4	1.200%		1.800%
Class M-5	1.500%		2.250%
Class M-6	2.250%		3.375%
Class M-7	2.500%		3.750%
Class M-8	2.250%		3.375%
Class M-9	2.250%		3.375%

(1)	For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

(3)	In the event that the Class A-1 Swap Contract is terminated, the Pass-Through Margin listed above for the Class A-1 Certificates will increase by 0.07% on or prior to the Optional Termination Date and will increase by 0.14% after the Optional Termination Date.

(4)	In the event that the Class A-3 Swap Contract is terminated, the Pass-Through Margin listed above for the Class A-3 Certificates will increase by 0.07% on or prior to the Optional Termination Date and will increase by 0.14% after the Optional Termination Date.

(5)	In the event that the Class M-3 Swap Contract is terminated, the Pass-Through Margin listed above for the Class M-3 Certificates will increase by 0.20% on or prior to the Optional Termination Date and will increase by 0.30% after the Optional Termination Date.

Class A-R, Class P and Class C Certificates
The Class A-R, Class P and Class C Certificates do not have Pass-Through Rates.
Definitions Related to Interest Calculations
The “Accrual Period” for each class of LIBOR Certificates and for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. The Accrual Period for the Class X Certificates and for any Distribution Date will be the calendar month preceding the month of the Distribution Date. Interest on the Class X Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.
The “Interest Funds” for any Distribution Date is equal to the Interest Remittance Amount minus the Trustee Fee for such Distribution Date.
“Current Interest,” with respect to each class of Senior Certificates and Subordinated Certificates (other than the Class A-R Certificates) and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or notional amount of such class immediately prior to such Distribution Date.
“Interest Carry Forward Amount,” with respect to each class of Senior Certificates and Subordinated Certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:
(a)	Current Interest for such class with respect to prior Distribution Dates, over

(b)	the amount actually distributed to such class with respect to interest on prior Distribution Dates.
“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.
“Net Rate Cap” for any Distribution Date and any class of LIBOR Certificates, is a per annum rate equal to the product of (A) the excess, if any, of, (i) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) a fraction, expressed as a percentage, (1) the numerator of which is the product of (a) the sum of (x) the Net Swap Payment payable to the Swap Counterparty under the Certificate Swap Contract on such Distribution Date, (y) any Swap Termination Payment payable to the Swap Counterparty under the Certificate Swap Contract on such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (z) the amount of Current Interest and Interest Carry Forward Amount distributed to the Class X Certificates on such Distribution Date and (b) 12 and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date) and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.
The “Net Rate Carryover” for a class of LIBOR Certificates on any Distribution Date is the excess, if any, of:
(1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over
(2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, but not in excess of the Maximum Rate, without giving effect to the Net Rate Cap).

Principal
Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):
(A)	For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:
(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2)	concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(3)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, until their respective Class Certificate Balances are reduced to zero; and

(4)	any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.
(B)	For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:
(1)	in an amount up to the Senior Principal Distribution Target Amount, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(2)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

(3)	any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.
Definitions Related to Principal Distributions
“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:
•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.
The Stated Principal Balance of a Liquidated Mortgage Loan is zero.
“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.
The “Pool Principal Balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.
“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.
“Principal Distribution Amount” with respect to each Distribution Date is the sum of:
(1) the Principal Remittance Amount for such Distribution Date, less any portion of such amount used to cover any remaining Net Swap Payment or Swap Termination Payment due to the Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date, and
(2) the Extra Principal Distribution Amount for such Distribution Date, and minus
(3) the Overcollateralization Reduction Amount for such Distribution Date.
“Senior Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:
(1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over
(2) the lesser of (i) 89.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.
“Subordinated Class Principal Distribution Target Amount” for any class of Subordinated Certificates and Distribution Date will equal the excess of:
(1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over
(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.
The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target	Stepdown Target
	Subordination	Subordination
	Percentage	Percentage
Class M-1	3.65%	7.30%
Class M-2	3.00%	6.00%
Class M-3	2.50%	5.00%
Class M-4	2.05%	4.10%
Class M-5	1.70%	3.40%
Class M-6	1.30%	2.60%
Class M-7	0.95%	1.90%
Class M-8	0.60%	1.20%
Class M-9	0.35%	0.70%
The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.
“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.
“OC Floor” means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance.
“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).
“Overcollateralization Target Amount” means with respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to the OC Floor and (ii) on or after the Stepdown Date, an amount equal to the greater of (a) the product of (1) 0.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments in the related Prepayment Period) and (b) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.
“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Senior Certificates and Subordinated Certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.
“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for such Distribution Date.
“Stepdown Date” is the earlier to occur of:
(1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and
(2) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (prior to taking into account any distribution of principal on such certificates for such Distribution Date) is less than 89.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).
A “Trigger Event” with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.
A “Delinquency Trigger Event” with respect to a Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.
The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:
(1) the numerator of which is the excess of:
(a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments in the related Prepayment Period) over
(b) (i) before the Class Certificate Balances of the Senior Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and
(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments, in the related Prepayment Period).

A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage
July 2009 – June 2010	0.15% with respect to July 2009, plus an additional 1/12th of 0.25% for each month thereafter through June 2010

July 2010 – June 2011	0.40% with respect to July 2010, plus an additional 1/12th of 0.25% for each month thereafter through June 2011

July 2011 – June 2012	0.65% with respect to July 2011, plus an additional 1/12th of 0.30% for each month thereafter through June 2012

July 2012 – June 2013	0.95% with respect to July 2012, plus an additional 1/12th of 0.15% for each month thereafter through June 2013

July 2013 and thereafter	1.10%
“Unpaid Realized Loss Amount” means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.
The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.
The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the related Prepayment Period).
A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.
“Subsequent Recoveries” are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.
Residual Certificates
The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.
Overcollateralization Provisions
The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the certificates and the effective rate of any Net Swap Payment payable to the Swap Counterparty. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the certificates, the related fees and expenses payable by the issuing entity and the effective rate of any Net Swap Payments. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (6) under “—Interest” above which is the amount remaining after the distribution of interest to the holders of the Senior Certificates and Subordinated Certificates (other than the Class A-R Certificates) for such Distribution Date, (ii) the amount remaining as set forth in clauses (A)(4) or (B)(3), as applicable, under “—Principal” above which is the amount remaining after the distribution of principal to the holders of the Senior Certificates and Subordinated Certificates (other than the Notional Amount Certificates) for such Distribution Date and (iii) any Overcollateralization Reduction Amount for that Distribution Date, if any.
With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order, in each case to the extent of the remaining Excess Cashflow:
(1)	to the classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under “—Principal” above;

(2)	concurrently, to each class of Senior LIBOR Certificates, in an amount equal to any Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements; provided, however, that, for so long as the Class A-1 Swap Contract or the Class A-3 Swap Contract has not been terminated, any Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of the related swap contract will instead be distributed to the related Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class A-1 Swap Contract or the Class A-3 Swap Contract, then any Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the related swap account;

(3)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount equal to any Interest Carry Forward Amount for each such class; provided, however, that, for so long as the Class M-3 Swap Contract has not been terminated, any Interest Carry Forward Amount that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 Swap Contract will instead be distributed to the Class M-3 Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class M-3 Swap Contract, then any Interest Carry Forward Amount that would be distributed to the Class M-3 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class M-3 Swap Account;

(4)	concurrently, to each class of Senior LIBOR Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class, pro rata, based on the Unpaid Realized Loss Amount for each such class, except that any payments in respect of Unpaid Realized Loss Amount payable to the Class A-2 and Class A-3 Certificates will first be paid, pro rata, based on the Unpaid Realized Loss Amount for each such class, to the Class A-1 Certificates;

(5)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

(6)	concurrently, to the classes of LIBOR Certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each such class; provided, however, that, for so long as the Class A-1 Swap Contract, the Class A-3 Swap Contract or the Class M-3 Swap Contract has not been terminated, any amount of Net Rate Carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of the related Swap Contract will instead be distributed to the related Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class A-1 Swap Contract, the Class A-3 Swap Contract or the Class M-3 Swap Contract, then any amount of Net Rate Carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the related Swap Account;
(7)	concurrently, to the Certificate Swap Account, the Class A-1 Swap Account, the Class A-3 Swap Account and the Class M-3 Swap Account, pro rata based on the amounts of any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event under the related Derivative Agreement, in an amount equal to any such Swap Termination Payment; and

(8)	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.
The Derivative Agreements
The trustee, acting on behalf of a separate supplemental interest trust (the “supplemental interest trust”) created under the pooling and servicing agreement (in such capacity, the “supplemental interest trustee”) will enter into the following six derivative agreements (each, a “Derivative Agreement” and collectively, the “Derivative Agreements”) on the closing date:
•	an interest rate swap transaction as evidenced by a confirmation between Deutsche Bank AG, New York Branch (the “Swap Counterparty”) and the supplemental interest trustee (the “Certificate Swap Contract”),

•	an interest rate swap transaction as evidenced by a confirmation between the Swap Counterparty and the supplemental interest trustee (the “Class A-1 Swap Contract”),

•	an interest rate swap transaction as evidenced by a confirmation between the Swap Counterparty and the supplemental interest trustee (the “Class A-3 Swap Contract”),

•	an interest rate swap transaction as evidenced by a confirmation between the Swap Counterparty and the supplemental interest trustee (the “Class M-3 Swap Contract”),

•	an interest rate corridor transaction as evidenced by a confirmation between Swiss Re Financial Products Corporation (the “Corridor Counterparty”) and the supplemental interest trustee (the “Class A-4 Corridor Contract”), and

•	an interest rate corridor transaction as evidenced by a confirmation between the Corridor Counterparty and the supplemental interest trustee (the “Subordinated Certificates Corridor Contract”).
Each of the Swap Counterparty and the Corridor Counterparty is also referred to as a “Counterparty.” Each confirmation is subject to certain ISDA definitions.
The Senior Certificates and Subordinated Certificates (other than the Class A-R Certificates) will have the benefit of the Certificate Swap Contract as described below. Additionally, the Class A-1 Certificates, the Class A-3 Certificates and the Class M-3 Certificates will have the benefit of the Class A-1 Swap Contract, the Class A-3 Swap Contract and the Class M-3 Swap Contract, respectively, and the Class A-4 Certificates and the Subordinated Certificates will have the benefit of the Class A-4 Corridor Contract and the Subordinated Certificates Corridor Contract, respectively.

Each confirmation in respect of an interest rate swap transaction will supplement, form part of, and be subject to a 1992 ISDA Master Agreement (Multicurrency – Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”) entered into by the supplemental interest trustee and the Swap Counterparty on the closing date.
Each confirmation in respect of an interest rate corridor transaction will incorporate the terms of an ISDA Master Agreement and a Schedule (but without a Credit Support Annex), as if such an ISDA Master Agreement had been entered into between the supplemental interest trustee and the Corridor Counterparty on the closing date.
Certificate Swap Contract
Beginning with the Distribution Date in August 2007 and on each subsequent Distribution Date on or prior to the Certificate Swap Contract Termination Date, the amount payable by the supplemental interest trustee to the Swap Counterparty under the Certificate Swap Contract will equal the product of:
(i)	a fixed rate of 5.23% per annum,

(ii)	the Certificate Swap Contract Notional Balance for the Distribution Date, and

(iii)	the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.
Beginning with the Distribution Date in August 2007 and on each subsequent Distribution Date on or prior to the Certificate Swap Contract Termination Date, the amount payable by the Swap Counterparty to the supplemental interest trustee under the Certificate Swap Contract will equal the product of:
(i)	One-Month LIBOR (as determined by the Swap Counterparty),

(ii)	the Certificate Swap Contract Notional Balance for the Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
With respect to any Distribution Date, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.
If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty under the Certificate Swap Contract with respect to any Distribution Date, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Certificate Swap Account.
In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty under the Certificate Swap Contract with respect to any Distribution Date, the trustee will pay the amount of such Swap Termination Payment from Excess Cashflow and remit such amount to the Certificate Swap Account.

On each Distribution Date on or prior to the Certificate Swap Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions”, the supplemental interest trustee will distribute all amounts on deposit in the Certificate Swap Account in the following order:
(1)	to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty under the Certificate Swap Contract with respect to that Distribution Date;

(2)	to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Certificate Swap Contract with respect to that Distribution Date;

(3)	concurrently, to each class of Senior LIBOR Certificates, the related unpaid Current Interest and Interest Carry Forward Amount, pro rata based on entitlement; provided, however, that, for so long as the Class A-1 Swap Contract or the Class A-3 Swap Contract has not been terminated, any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of the related Swap Contract will instead be distributed to the related Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class A-1 Swap Contract or the Class A-3 Swap Contract, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class A-1 and Class A-3 Certificates, respectively, in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the related Swap Account;

(4)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount equal to any unpaid Current Interest and Interest Carry Forward Amount for each such class; provided, however, that, for so long as the Class M-3 Swap Contract has not been terminated, any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 Swap Contract will instead be distributed to the Class M-3 Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class M-3 Swap Contract, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class M-3 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class M-3 Swap Account;

(5)	to the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid, payable in the same manner in which the Extra Principal Distribution Amount would be distributed to such classes;

(6)	concurrently, to the classes of LIBOR Certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each such class; provided, however, that, for so long as the Class A-1 Swap Contract, the Class A-3 Swap Contract or the Class M-3 Swap Contract has not been terminated, any amount of Net Rate Carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of the related Swap Contract will instead be distributed to the related Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class A-1 Swap Contract, the Class A-3 Swap Contract or the Class M-3 Swap Contract, then any amount of Net Rate Carryover that would be distributed to the Class A-1, Class A-3 and Class M-3 Certificates, respectively, in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the related Swap Account;

(7)	concurrently, to each class of Senior LIBOR Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class, pro rata, based on the Unpaid Realized Loss Amount for each such class, except that any payments in respect of Unpaid Realized Loss Amount payable to the Class A-2 and Class A-3 Certificates will first be paid, pro rata, based on the Unpaid Realized Loss Amount for each such class, to the Class A-1 Certificates;

(8)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

(9)	to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty under the Certificate Swap Contract with respect to that Distribution Date; and

(10)	any remainder, to Deutsche Bank Securities Inc.
Notwithstanding the foregoing, no portion of any distributions on any Distribution Date pursuant to priorities (5), (7) and (8) above will be made in reimbursement of any Principal Net Swap Payment.
A “Principal Net Swap Payment” on any Distribution Date will equal the sum of (i) the excess, if any, of any Net Swap Payment payable to the Swap Counterparty under the Certificate Swap Contract on such Distribution Date over the Interest Funds for such Distribution Date and (ii) the aggregate amount of such excess for all previous Distribution Dates.
The “Certificate Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Certificate Swap Contract is scheduled to remain in effect and is referred to as the “Certificate Swap Contract Termination Date” for the Certificate Swap Contract.

Certificate Swap
Contract
Month of	Notional
Distribution Date	Balance ($)
August 2007	603,481,897.58
September 2007	596,360,830.67
October 2007	588,650,772.25
November 2007	580,367,619.78
December 2007	571,529,155.31
January 2008	562,154,995.35
February 2008	552,266,530.43
March 2008	541,886,854.46
April 2008	531,040,684.32
May 2008	519,754,269.62
June 2008	508,055,293.26
July 2008	495,972,763.10
August 2008	484,177,322.13
September 2008	472,662,153.63
October 2008	461,420,602.63
November 2008	450,446,172.10
December 2008	439,732,519.19
January 2009	429,273,451.60
February 2009	419,062,923.96
March 2009	409,095,034.41
April 2009	399,364,021.14
May 2009	389,864,259.08
June 2009	380,590,256.67
July 2009	371,536,652.71
August 2009	362,698,213.20
September 2009	354,069,828.39
October 2009	345,646,509.82
November 2009	337,423,387.41
December 2009	329,395,706.67
January 2010	321,558,825.98
February 2010	313,908,213.87
March 2010	306,439,446.44
April 2010	299,148,204.81
May 2010	292,030,272.58
June 2010	285,081,533.46
July 2010	278,297,968.86
August 2010	271,660,335.01
September 2010	265,180,748.66
October 2010	258,855,451.29
November 2010	252,680,773.70
December 2010	246,653,133.85
January 2011	240,769,034.80
February 2011	235,025,062.71
March 2011	229,417,884.84
April 2011	223,944,247.65
May 2011	218,600,974.91
June 2011	213,384,965.84
July 2011	208,293,193.36
August 2011	203,322,890.11
September 2011	198,470,974.74
October 2011	193,734,631.18
November 2011	189,111,110.24
December 2011	184,597,728.11
January 2012	180,191,864.70
February 2012	175,890,962.24
March 2012	171,692,523.69
April 2012	167,594,111.40
May 2012	163,593,345.63
June 2012	159,687,903.19
A “Swap Termination Payment” is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty under the Certificate Swap Contract, the Class A-1 Swap Contract, the Class A-3 Swap Contract or the Class M-3 Swap Contract, as applicable, as a result of an early termination of that swap contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.
A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under an ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

Class A-1 Swap Contract
On each Distribution Date prior to the Distribution Date on which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero (the “Class A-1 Swap Contract Termination Date”), the amount payable by the supplemental interest trustee to the Swap Counterparty under the Class A-1 Swap Contract will equal the sum of:
(i)	the Class A-1 Swap Fee,

(ii)	the product of (a) the Pass-Through Rate of the Class A-1 Certificates for such Distribution Date, (b) a notional amount equal to the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360, and

(iii)	all distributions from Excess Cashflow and from amounts received under the Certificate Swap Contract in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover to the Class A-1 Certificates.
On or prior to the Class A-1 Swap Contract Termination Date, the amount payable by the Swap Counterparty to the supplemental interest trustee under the Class A-1 Swap Contract will equal the product of:
(i)	One-Month LIBOR (as determined by the Swap Counterparty) for such Accrual Period plus the Pass-Through Margin for the Class A-1 Certificates for such Distribution Date,

(ii)	a notional amount equal to the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
The “Class A-1 Swap Fee” will equal the product of (a) either (i) 0.07% for any Distribution Date occurring on or prior to the Optional Termination Date or (ii) 0.14% for any Distribution Date occurring after the Optional Termination Date, (b) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360.
With respect to any Distribution Date, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a Net Swap Payment to the other party. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.
In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty under the Class A-1 Swap Contract with respect to any Distribution Date, the trustee will deposit (i) Current Interest and Interest Carry Forward Amount otherwise distributable to the Class A-1 Certificates from Interest Funds in the absence of such Swap Termination Payment, (ii) Excess Cashflow otherwise distributable to the Class A-1 Certificates in the absence of such Swap Termination Payment in respect of Interest Carry Forward Amount and Net Rate Carryover and (iii) amounts received under the Certificate Swap Contract otherwise distributable to the Class A-1 Certificates in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover, in each case in an amount up to the amount of such Swap Termination Payment remaining.
In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty under the Class A-1 Swap Contract with respect to any Distribution Date, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment and remit such amount to the Class A-1 Swap Account.

On each Distribution Date on or prior to the Class A-1 Swap Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions” and distribution of amounts received under the Certificate Swap Contract as described under “ —Certificate Swap Contract”, the supplemental interest trustee will distribute all amounts on deposit in the Class A-1 Swap Account in the following order:
(1)	to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty under the Class A-1 Swap Contract with respect to that Distribution Date;

(2)	to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Class A-1 Swap Contract with respect to that Distribution Date;

(3)	to the Class A-1 Certificates, an amount equal to the product of (i) the sum of (a) One-Month LIBOR and (b) the Pass-Through Margin for the Class A-1 Certificates for such Distribution Date, (ii) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date and (iii) the actual number of days in the related Accrual Period, divided by 360 (the “Class A-1 Uncapped Pass-Through Amount”); and

(4)	to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty under the Class A-1 Swap Contract with respect to that Distribution Date.
Class A-3 Swap Contract
On each Distribution Date prior to the Distribution Date on which the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero (the “Class A-3 Swap Contract Termination Date”), the amount payable by the supplemental interest trustee to the Swap Counterparty under the Class A-3 Swap Contract will equal the sum of:
(i)	the Class A-3 Swap Fee,

(ii)	the product of (a) the Pass-Through Rate of the Class A-3 Certificates for such Distribution Date, (b) a notional amount equal to the Class Certificate Balance of the Class A-3 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360, and

(iii)	all distributions from Excess Cashflow and from amounts received under the Certificate Swap Contract in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover to the Class A-3 Certificates.
On or prior to the Class A-3 Swap Contract Termination Date, the amount payable by the Swap Counterparty to the supplemental interest trustee under the Class A-3 Swap Contract will equal the product of:
(i)	One-Month LIBOR (as determined by the Swap Counterparty) for such Accrual Period plus the Pass-Through Margin for the Class A-3 Certificates for such Distribution Date,

(ii)	a notional amount equal to the Class Certificate Balance of the Class A-3 Certificates immediately prior to the related Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.

The “Class A-3 Swap Fee” will equal the product of (a) either (i) 0.07% for any Distribution Date occurring on or prior to the Optional Termination Date or (ii) 0.14% for any Distribution Date occurring after the Optional Termination Date, (b) the Class Certificate Balance of the Class A-3 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360.
With respect to any Distribution Date, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a Net Swap Payment to the other party. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.
In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty under the Class A-3 Swap Contract with respect to any Distribution Date, the trustee will deposit (i) Current Interest and Interest Carry Forward Amount otherwise distributable to the Class A-3 Certificates from Interest Funds in the absence of such Swap Termination Payment, (ii) Excess Cashflow otherwise distributable to the Class A-3 Certificates in the absence of such Swap Termination Payment in respect of Interest Carry Forward Amount and Net Rate Carryover and (iii) amounts received under the Certificate Swap Contract otherwise distributable to the Class A-3 Certificates in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover, in each case in an amount up to the amount of such Swap Termination Payment remaining.
In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty under the Class A-3 Swap Contract with respect to any Distribution Date, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment and remit such amount to the Class A-3 Swap Account.
On each Distribution Date on or prior to the Class A-3 Swap Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions” and distribution of amounts received under the Certificate Swap Contract as described under “ —Certificate Swap Contract”, the supplemental interest trustee will distribute all amounts on deposit in the Class A-3 Swap Account in the following order:
(1)	to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty under the Class A-3 Swap Contract with respect to that Distribution Date;

(2)	to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Class A-3 Swap Contract with respect to that Distribution Date;

(3)	to the Class A-3 Certificates, an amount equal to the product of (i) the sum of (a) One-Month LIBOR and (b) the Pass-Through Margin for the Class A-3 Certificates for such Distribution Date, (ii) the Class Certificate Balance of the Class A-3 Certificates immediately prior to such Distribution Date and (iii) the actual number of days in the related Accrual Period, divided by 360 (the “Class A-3 Uncapped Pass-Through Amount”); and

(4)	to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty under the Class A-3 Swap Contract with respect to that Distribution Date.

Class M-3 Swap Contract
On each Distribution Date prior to the Distribution Date on which the Class Certificate Balance of the Class M-3 Certificates has been reduced to zero (the “Class M-3 Swap Contract Termination Date”), the amount payable by the supplemental interest trustee to the Swap Counterparty under the Class M-3 Swap Contract will equal the sum of:
(i)	the Class M-3 Swap Fee,

(ii)	the product of (a) the Pass-Through Rate of the Class M-3 Certificates for such Distribution Date, (b) a notional amount equal to the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360, and

(iii)	all distributions from Excess Cashflow and from amounts received under the Certificate Swap Contract and the Subordinated Certificates Corridor Contract in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover to the Class M-3 Certificates.
On or prior to the Class M-3 Swap Contract Termination Date, the amount payable by the Swap Counterparty to the supplemental interest trustee under the Class M-3 Swap Contract will equal the product of:
(i)	One-Month LIBOR (as determined by the Swap Counterparty) for such Accrual Period plus the Pass-Through Margin for the Class M-3 Certificates for such Distribution Date,

(ii)	a notional amount equal to the Class Certificate Balance of the Class M-3 Certificates immediately prior to the related Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
The “Class M-3 Swap Fee” will equal the product of (a) either (i) 0.20% for any Distribution Date occurring on or prior to the Optional Termination Date or (ii) 0.30% for any Distribution Date occurring after the Optional Termination Date, (b) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (c) the actual number of days in the related calculation period, divided by 360.
With respect to any Distribution Date, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a Net Swap Payment to the other party. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.
In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty under the Class M-3 Swap Contract with respect to any Distribution Date, the trustee will deposit (i) Current Interest and Interest Carry Forward Amount otherwise distributable to the Class M-3 Certificates from Interest Funds in the absence of such Swap Termination Payment, (ii) Excess Cashflow otherwise distributable to the Class M-3 Certificates in the absence of such Swap Termination Payment in respect of Interest Carry Forward Amount and Net Rate Carryover, (iii) amounts received under the Certificate Swap Contract otherwise distributable to the Class M-3 Certificates in respect of unpaid Current Interest, Interest Carry Forward Amount and Net Rate Carryover and (iv) amounts received under the Subordinated Certificates Corridor Contract in respect of Net Rate Carryover, in each case in an amount up to the amount of such Swap Termination Payment remaining.
In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty under the Class M-3 Swap Contract with respect to any Distribution Date, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment and remit such amount to the Class M-3 Swap Account.
On each Distribution Date on or prior to the Class M-3 Swap Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provision,”, distribution of amounts received under the Certificate Swap Contract as described under “ —Certificate Swap Contract”, and distributions of amounts received under the Subordinated Certificates Corridor Contract as described under “ —Subordinated Certificates Corridor Contract”, the supplemental interest trustee will distribute all amounts on deposit in the Class M-3 Swap Account in the following order:
(1)	to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty under the Class M-3 Swap Contract with respect to that Distribution Date;

(2)	to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Class M-3 Swap Contract with respect to that Distribution Date;

(3)	to the Class M-3 Certificates, an amount equal to the product of (i) the sum of (a) One-Month LIBOR and (b) the Pass-Through Margin for the Class M-3 Certificates for such Distribution Date, (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (iii) the actual number of days in the related Accrual Period, divided by 360 (the “Class M-3 Uncapped Pass-Through Amount”); and

(4)	to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty under the Class M-3 Swap Contract with respect to that Distribution Date.
Class A-4 Corridor Contract
Beginning with the Distribution Date in July 2012 and on each subsequent Distribution Date up to and including the Class A-4 Corridor Contract Termination Date, the amount payable by the Corridor Counterparty under the Class A-4 Corridor Contract will equal the product of:
(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) the related Class A-4 Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Class A-4 Corridor Contract Strike Rate for such Distribution Date,

(ii)	the Class A-4 Corridor Contract Notional Balance for the Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
On each Distribution Date on or prior to the Class A-4 Corridor Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions” and distribution of amounts received under the Certificate Swap Contract as described under “ —Certificate Swap Contract”, the supplemental interest trustee will distribute all amounts on deposit in the Class A-4 Corridor Account in the following order:
(1)	to the Class A-4 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for such class; and

(2)	any remainder, to Deutsche Bank Securities Inc.
The “Class A-4 Corridor Contract Notional Balance”, the “Class A-4 Corridor Contract Strike Rate” and the “Class A-4 Corridor Contract Ceiling Rate” are as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Class A-4 Corridor Contract is scheduled to remain in effect and is referred to as the “Class A-4 Corridor Contract Termination Date” for the Class A-4 Corridor Contract.

	Class A-4 Corridor	Class A-4 Corridor	Class A-4 Corridor
Month of	Contract Notional	Contract Strike	Contract Ceiling
Distribution Date	Balance ($)	Rate (%)	Rate (%)
July 2012	64,258,875	8.2184	10.2700
August 2012	62,703,776	7.9560	10.2700
September 2012	61,186,092	7.9582	10.2700
October 2012	59,704,929	8.2251	10.2700
November 2012	58,259,409	7.9627	10.2700
December 2012	56,848,681	8.2299	10.2700

	Class A-4 Corridor	Class A-4 Corridor	Class A-4 Corridor
Month of	Contract Notional	Contract Strike	Contract Ceiling
Distribution Date	Balance ($)	Rate (%)	Rate (%)
January 2013	55,471,908	7.9674	10.2700
February 2013	54,128,278	7.9699	10.2700
March 2013	52,816,997	8.8245	10.2700
April 2013	51,537,288	7.9751	10.2700
May 2013	50,288,396	8.2430	10.2700
June 2013	49,069,580	7.9805	10.2700
July 2013	47,880,121	8.4279	10.2700
August 2013	46,719,314	8.1597	10.2700
September 2013	45,586,472	8.1628	10.2700
October 2013	44,480,924	8.4375	10.2700
November 2013	43,402,016	8.1692	10.2700
December 2013	42,349,109	8.4443	10.2700
January 2014	41,321,578	8.1760	10.2700
February 2014	40,318,816	8.1796	10.2700
March 2014	39,340,229	9.0578	10.2700
April 2014	38,385,235	8.1870	10.2700
May 2014	37,453,269	8.4632	10.2700
June 2014	36,543,778	8.1947	10.2700
July 2014	35,656,223	9.3923	10.2700
August 2014	34,782,565	9.0947	10.2700
September 2014	33,930,111	9.0995	10.2700
October 2014	33,098,349	9.3500	10.2700
November 2014	32,286,781	9.1095	10.2700
December 2014	31,494,919	9.3500	10.2700
January 2015	30,722,289	9.1201	10.2700
February 2015	29,968,426	9.1256	10.2700
March 2015	29,232,878	9.7500	10.2700
April 2015	28,515,203	9.1370	10.2700
May 2015	27,814,970	9.3500	10.2700
June 2015	27,131,757	9.1491	10.2700
July 2015	26,465,155	9.3500	10.2700
August 2015	25,814,762	9.1000	10.2700
September 2015	25,180,186	9.1000	10.2700

In the event that the Class A-4 Corridor Contract is terminated early, the Corridor Counterparty may owe a termination payment to the supplemental interest trustee (a “Class A-4 Corridor Termination Payment”). Any Class A-4 Corridor Termination Payment would be calculated pursuant to the early termination payment provisions of the deemed ISDA Master Agreement.
Subordinated Certificates Corridor Contract
Beginning with the Distribution Date in July 2007 and on each subsequent Distribution Date up to and including the Subordinated Certificates Corridor Contract Termination Date, the amount payable by the Corridor Counterparty under the Subordinated Certificates Corridor Contract will equal the product of:
(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) the related Subordinated Certificates Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Subordinated Certificates Corridor Contract Strike Rate for such Distribution Date,

(ii)	the lesser of (a) the Subordinated Certificates Corridor Contract Notional Balance for the Distribution Date and (b) the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to that Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
On each Distribution Date on or prior to the Distribution Date on which the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions” and distribution of amounts received under the Certificate Swap Contract as described under “ —Certificate Swap Contract”, the supplemental interest trustee will distribute amounts on deposit in the Subordinated Certificates Corridor Account in the following order (with any amounts remaining after distribution pursuant to (1) below prior to the Distribution Date on which the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero remaining on deposit in the Subordinated Certificates Corridor Account):
(1)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class; provided, however, that, for so long as the Class M-3 Swap Contract has not been terminated, any amount of Net Rate Carryover that would be distributed to the Class M-3 Certificates in the absence of the Class M-3 Swap Contract will instead be distributed to the Class M-3 Swap Account and, provided further, (a) if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Swap Counterparty with respect to the Class M-3 Swap Contract, then any amount of Net Rate Carryover that would be distributed to the Class M-3 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class M-3 Swap Account; and

(2)	on the Distribution Date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero, any remainder, to Deutsche Bank Securities Inc.
The “Subordinated Certificates Corridor Contract Notional Balance”, the “Subordinated Certificates Corridor Contract Strike Rate” and the “Subordinated Certificates Corridor Contract Ceiling Rate” are as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Subordinated Certificates Corridor Contract is scheduled to remain in effect and is referred to as the “Subordinated Certificates Corridor Contract Termination Date” for the Subordinated Certificates Corridor Contract.

	Subordinated	Subordinated	Subordinated
	Certificates	Certificates	Certificates
Month of	Corridor Contract	Corridor Contract	Corridor Contract
Distribution Date	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
July 2007	211,431,997.00	6.0000	9.4177
August 2007	206,112,581.00	6.0000	9.4177
September 2007	200,926,573.00	6.0000	9.4178
October 2007	195,870,684.00	6.0000	9.4177
November 2007	190,941,703.00	6.0000	9.4178
December 2007	186,136,498.00	6.0000	9.4178
January 2008	181,452,015.00	6.0000	9.4178
February 2008	176,885,273.00	6.0000	9.4178
March 2008	172,433,364.00	6.0000	9.4178
April 2008	168,093,451.00	6.0000	9.4177
May 2008	163,862,766.00	6.0000	9.4178
June 2008	159,738,608.00	6.0000	9.4177
July 2008	155,718,344.00	6.0000	9.4177
August 2008	151,799,800.00	6.0000	9.4177
September 2008	147,980,052.00	6.0000	9.4177
October 2008	144,256,653.00	6.0000	9.4177
November 2008	140,627,219.00	6.0000	9.4178
December 2008	137,089,423.00	6.0000	9.4178
January 2009	133,640,993.00	6.0000	9.4177
February 2009	130,279,716.00	6.0000	9.4178
March 2009	127,003,431.00	6.0000	9.4177
April 2009	123,810,031.00	6.0000	9.4177
May 2009	120,697,458.00	6.0000	9.4178
June 2009	117,663,708.00	6.0000	9.4177
In the event that the Subordinated Certificates Corridor Contract is terminated early, the Corridor Counterparty may owe a termination payment to the supplemental interest trustee (a “Subordinated Certificates Corridor Termination Payment”). Any Subordinated Certificates Corridor Termination Payment would be calculated pursuant to the early termination payment provisions of the deemed ISDA Master Agreement.
Early Termination of the Derivative Agreements; Termination Payments
The Swap Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure an eligible guarantee of its payment obligations under the swap contracts or transfer the swap contracts to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the supplemental interest trustee with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the supplemental interest trustee as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a termination payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty is obligated to use commercially reasonable efforts to procure an eligible guarantee of its payment obligations under the swap contracts or transfer the swap contracts to an eligible replacement counterparty at no cost to either the supplemental interest trustee or the issuing entity, and the Swap Counterparty may also be obligated to pledge additional collateral. The failure of the Swap Counterparty to make such efforts or to procure an eligible guarantee or replacement as described in the preceding sentence would entitle the supplemental interest trustee to declare an early termination of the swap contracts as more fully described below. If the swap contracts are terminated, Countrywide Home Loans will be required to assist the supplemental interest trustee in procuring replacement swap contracts with terms that are substantially the same as those of the original swap contracts.
The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.
The Corridor Counterparty is not required to satisfy any minimum credit ratings to be an eligible counterparty, will in no case be obligated to use commercially reasonable efforts to procure an eligible guarantee of its payment obligations under the applicable corridor contract or transfer the applicable corridor contract to an eligible replacement counterparty upon downgrade of its credits ratings or the credit ratings of Swiss Re and is not required to pledge any collateral to the supplemental interest trustee.
In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the original swap contract, that termination payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Deutsche Bank Securities Inc. and will not be available for distribution on any class of certificates. In the event that the counterparty in respect of a replacement swap contract pays any upfront amount to the supplemental interest trustee in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original swap contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original swap contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds on that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Deutsche Bank Securities Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original swap contract, or in the event that the original swap contract is terminated and no replacement swap contract can be procured on terms that are substantially the same as those of the original swap contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the supplemental interest trustee and distributed on subsequent Distribution Dates up to and including the related swap contract termination date to cover the amounts described under “ —Certificate Swap Contract”, “ —Class A-1 Swap Contract”, “ —Class A-3 Swap Contract” and “ — Class M-3 Swap Contract.” Following the related swap contract termination date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by the Swap Counterparty, will be distributed to Deutsche Bank Securities Inc. and will not be available to make distributions in respect of any class of certificates.
In the event that the Class A-4 Corridor Contract is terminated, any Class A-4 Corridor Termination Payment will be retained by the supplemental interest trustee and distributed on subsequent Distribution Dates up to and including the Class A-4 Corridor Contract Termination Date to cover the amounts described under “ — Class A-4 Corridor Contract.” Following the Class A-4 Corridor Contract Termination Date any remainder of a Class A-4 Corridor Termination Payment will be distributed to Deutsche Bank Securities Inc. and will not be available to make distributions in respect of any class of certificates. In the event that the Subordinated Certificates Corridor Contract is terminated, any Subordinated Certificates Corridor Termination Payment will be retained by the supplemental interest trustee and distributed on subsequent Distribution Dates up to and including the Distribution Date on which the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero to cover the amounts described under “ — Subordinated Certificates Corridor Contract.” Following the reduction of the aggregate Class Certificate Balance of the Subordinated Certificates to zero, any remainder of the Subordinated Certificates Corridor Termination Payment will be distributed to Deutsche Bank Securities Inc. and will not be available to make distributions in respect of any class of certificates.

Each swap contract will be subject to early termination by the supplemental interest trustee if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:
1. a failure to make a payment due under a swap contract, if such failure is not remedied on or before the first business day after notice of such failure is received,
2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure an eligible guarantee of its payment obligations under the swap contracts or transfer the swap contracts to an eligible replacement counterparty,
3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the swap contracts,
4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,
5. the occurrence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),
6. certain insolvency or bankruptcy events, and
7. a merger by the Swap Counterparty without an assumption of its obligations under the swap contracts and the ISDA Master Agreement.
Each swap contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the supplemental interest trustee, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the supplemental interest trustee include the following:
1. a failure to make a payment due under a swap contract, if such failure is not remedied on or before the first business day after notice of such failure is received,
2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the supplemental interest trustee to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and
3. certain insolvency or bankruptcy events of the supplemental interest trustee or the issuing entity.

Each swap contract will also be subject to early termination by either the Swap Counterparty or the supplemental interest trustee if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:
1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the swap contracts or guaranty, as applicable),
2. a tax event (which generally relates to either party receiving a payment under the swap contracts from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and
3. a tax event upon merger (which generally relates to either party receiving a payment under the swap contracts from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).
Finally, each swap contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:
1. by the Swap Counterparty, in the event of an amendment to the pooling and servicing agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the pooling and servicing agreement,
2. by the supplemental interest trustee, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,
3. by the supplemental interest trustee, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure an eligible guarantee of the Swap Counterparty’s payment obligations under the swap contracts or transfer the swap contracts to an eligible replacement counterparty,
4. by the supplemental interest trustee, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and
5. by the supplemental interest trustee, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the swap contracts at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

Each corridor contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Counterparty, the failure by the Corridor Counterparty (within three business days after notice of such failure is received by the Corridor Counterparty) to make a payment due under the corridor contract, the performance under the corridor contract by the Corridor Counterparty becoming illegal or payments under the corridor contract becoming subject to certain kinds of taxation. It will also be an additional termination event under each corridor contract if the Corridor Counterparty fails to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the applicable deemed ISDA Master Agreement, and the Corridor Counterparty fails to transfer the related contract at its sole cost and expense, in whole, but not in part, to a counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) is approved by the depositor and the rating agencies.
Information Regarding the Counterparties
The Swap Counterparty
Deutsche Bank Aktiengesellschaft (“DBAG”) is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. DBAG has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions. DBAG is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”).
Deutsche Bank AG, New York Branch will act as the Swap Counterparty. The Swap Counterparty was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Swap Counterparty is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Swap Counterparty is also examined by the Federal Reserve Bank of New York.
As of December 31, 2006, DBAG’s issued share capital amounted to EUR 1,343,406,103.04 consisting of 524,768,009 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange.
As of December 31, 2006, Deutsche Bank Group had total assets of EUR 1,126,230 million, total liabilities of EUR 1,093,422 million and total shareholders’ equity of EUR 32,808 million on the basis of United States Generally Accepted Accounting Principles. The consolidated financial statements for fiscal years starting January 1, 2007 will be prepared in compliance with the International Financial Reporting Standards.
DBAG’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor’s, Aa1 (outlook stable) by Moody’s Investors Service and AA- (outlook stable) by Fitch Ratings.
The Swap Counterparty is an affiliate of the underwriter.

The Corridor Counterparty
The Corridor Counterparty is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, the Corridor Counterparty trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. The Corridor Counterparty’s headquarters are located at 55 East 52nd Street, New York, New York 10055. The Corridor Counterparty currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.
The Corridor Counterparty is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of the Corridor Counterparty under the corridor contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries operate through offices in more than 25 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland.
Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.
Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re (including the companies acquired from General Electric in June 2006) is among the companies that have received subpoenas to produce documents relating to “non-traditional” products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as “non-traditional.” It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.
The information contained in the preceding four paragraphs has been provided by the Corridor Counterparty and Swiss Re for use in this free writing prospectus. Neither Corridor Counterparty nor Swiss Re undertakes any obligation to update such information. The Corridor Counterparty and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus other than the information contained in the preceding four paragraphs.
The significance percentage for each Derivative Agreement is less than 10%. The “significance percentage” for a Derivative Agreement is the percentage that the significance estimate of the Derivative Agreement represents of the aggregate Class Certificate Balance of the certificates that are benefited by such Derivative Agreement. The “significance estimate” of a Derivative Agreement is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Derivative Agreement, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.
The certificates do not represent an obligation of any Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Derivative Agreements and will not have any right to proceed directly against a Counterparty in respect of its obligations under the related Derivative Agreement or against the supplemental interest trustee.

The Derivative Agreements and the ISDA Master Agreements will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.
Applied Realized Loss Amounts
If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Senior Certificates and Subordinated Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to the Senior Certificates (other than the Notional Amount Certificates), pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, except that any amounts that would otherwise be allocated to the Class A-1 Certificates will instead be allocated, pro rata, based on their respective Class Certificate Balances, to the Class A-2 and Class A-3 Certificates, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”
Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

ANNEX A
The Mortgage Pool
The following information sets forth certain characteristics of the Mortgage Loans in the mortgage pool and Sub-Group X as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding.
Mortgage Pool
Current Mortgage Rates(1)

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
4.250	1	$229,000.00	0.02%	229,000.00	358	660	53.38
4.375	2	658,734.00	0.06	329,367.00	359	748	68.51
4.500	1	260,000.00	0.03	260,000.00	358	797	80.00
4.750	6	1,780,714.28	0.17	296,785.71	359	728	71.23
4.875	6	1,659,679.26	0.16	276,613.21	359	720	77.01
4.890	1	186,300.00	0.02	186,300.00	359	642	90.00
5.000	29	7,249,719.07	0.70	249,990.31	364	723	73.31
5.055	1	174,499.92	0.02	174,499.92	357	651	87.25
5.125	13	3,142,503.07	0.31	241,731.01	370	706	72.08
5.135	1	265,500.00	0.03	265,500.00	358	723	90.00
5.235	2	470,387.97	0.05	235,193.99	406	674	88.01
5.250	26	7,744,584.18	0.75	297,868.62	366	715	74.54
5.295	1	188,979.00	0.02	188,979.00	360	676	89.99
5.355	1	220,000.00	0.02	220,000.00	360	698	88.00
5.375	30	8,339,003.86	0.81	277,966.80	362	722	72.65
5.380	1	213,367.81	0.02	213,367.81	478	645	95.00
5.385	2	494,567.71	0.05	247,283.86	421	694	89.46
5.470	1	377,658.28	0.04	377,658.28	359	657	90.00
5.480	1	400,500.00	0.04	400,500.00	360	643	90.00
5.495	1	351,500.00	0.03	351,500.00	359	647	87.88
5.500	60	15,804,983.34	1.54	263,416.39	362	724	68.16
5.510	1	147,966.00	0.01	147,966.00	479	633	89.68
5.545	1	251,000.00	0.02	251,000.00	360	717	86.55
5.555	1	355,650.00	0.03	355,650.00	356	622	89.81

ANNEX A

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
5.560	1	295,000.00	0.03	295,000.00	360	695	89.39
5.565	1	162,900.00	0.02	162,900.00	360	781	90.00
5.570	1	292,148.67	0.03	292,148.67	359	681	94.35
5.625	60	16,487,967.78	1.60	274,799.46	364	723	68.90
5.635	1	204,300.00	0.02	204,300.00	360	660	85.84
5.650	1	193,000.00	0.02	193,000.00	360	658	91.47
5.670	4	621,388.86	0.06	155,347.22	359	677	89.75
5.680	1	350,000.00	0.03	350,000.00	359	684	87.50
5.695	1	174,750.00	0.02	174,750.00	360	626	84.83
5.735	1	288,024.00	0.03	288,024.00	355	734	90.00
5.745	2	401,600.00	0.04	200,800.00	360	705	82.80
5.750	147	38,755,340.09	3.77	263,641.77	363	728	68.80
5.755	1	126,350.00	0.01	126,350.00	360	658	95.00
5.760	2	391,685.34	0.04	195,842.67	358	668	87.85
5.765	1	387,800.00	0.04	387,800.00	358	650	87.15
5.770	2	378,900.00	0.04	189,450.00	360	713	90.00
5.775	1	182,400.00	0.02	182,400.00	360	636	95.00
5.795	2	340,054.90	0.03	170,027.45	358	632	94.62
5.805	1	417,000.00	0.04	417,000.00	360	674	85.10
5.815	1	148,500.00	0.01	148,500.00	360	720	90.00
5.840	1	223,901.90	0.02	223,901.90	479	679	82.96
5.845	1	343,000.00	0.03	343,000.00	360	739	84.90
5.850	1	138,000.00	0.01	138,000.00	360	652	83.64
5.860	1	328,500.00	0.03	328,500.00	360	792	90.00
5.875	270	67,538,439.62	6.56	250,142.37	364	722	65.45
5.880	1	313,500.00	0.03	313,500.00	360	790	95.00
5.885	1	195,500.00	0.02	195,500.00	360	702	88.46
5.900	1	256,500.00	0.02	256,500.00	480	670	95.00
5.920	3	1,038,483.96	0.10	346,161.32	359	670	91.65
5.925	1	124,800.00	0.01	124,800.00	360	707	86.07
5.930	1	171,000.00	0.02	171,000.00	360	712	90.00
5.935	1	288,000.00	0.03	288,000.00	357	699	90.00
5.955	1	225,000.00	0.02	225,000.00	359	719	90.00
5.970	3	773,071.00	0.08	257,690.33	360	757	88.02

ANNEX A

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
5.980	1	268,000.00	0.03	268,000.00	356	664	83.75
5.985	1	105,300.00	0.01	105,300.00	360	697	90.00
5.995	1	175,500.00	0.02	175,500.00	360	736	90.00
5.999	5	1,499,879.57	0.15	299,975.91	357	741	55.66
6.000	219	55,771,347.22	5.42	254,663.69	363	721	68.02
6.005	5	1,666,347.00	0.16	333,269.40	360	741	95.00
6.010	7	1,615,947.83	0.16	230,849.69	377	692	89.03
6.035	2	409,500.00	0.04	204,750.00	360	681	88.10
6.045	5	1,216,060.86	0.12	243,212.17	359	662	90.51
6.055	3	751,059.93	0.07	250,353.31	358	654	88.97
6.110	4	803,923.70	0.08	200,980.93	395	704	90.08
6.120	1	209,095.22	0.02	209,095.22	358	659	85.00
6.125	220	53,264,976.93	5.18	242,113.53	361	730	68.51
6.130	3	648,700.72	0.06	216,233.57	360	702	93.53
6.135	4	1,007,890.72	0.10	251,972.68	451	670	88.70
6.145	1	139,500.00	0.01	139,500.00	360	658	90.00
6.150	1	266,000.00	0.03	266,000.00	360	721	95.00
6.170	4	871,836.86	0.08	217,959.22	359	697	91.82
6.215	1	207,000.00	0.02	207,000.00	360	675	84.49
6.220	2	551,224.00	0.05	275,612.00	358	716	90.00
6.225	1	218,500.00	0.02	218,500.00	360	695	95.00
6.235	2	409,000.00	0.04	204,500.00	357	701	86.82
6.245	6	1,275,200.00	0.12	212,533.33	359	715	87.82
6.250	352	89,886,013.61	8.74	255,357.99	363	725	68.52
6.255	2	619,695.02	0.06	309,847.51	360	740	95.00
6.260	2	629,952.02	0.06	314,976.01	360	670	90.00
6.270	1	241,200.00	0.02	241,200.00	359	704	90.00
6.275	3	773,300.00	0.08	257,766.67	360	701	95.00
6.295	4	745,885.91	0.07	186,471.48	359	654	93.31
6.320	1	356,250.00	0.03	356,250.00	360	733	95.00
6.330	1	153,900.00	0.01	153,900.00	360	791	83.87
6.345	1	235,454.71	0.02	235,454.71	359	721	83.81
6.365	1	152,000.00	0.01	152,000.00	360	751	82.16
6.370	2	232,800.00	0.02	116,400.00	360	704	88.54

ANNEX A

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
6.375	391	94,827,482.68	9.22	242,525.53	365	723	67.35
6.380	2	443,447.53	0.04	221,723.77	359	693	94.80
6.385	3	929,692.21	0.09	309,897.40	359	688	91.39
6.390	1	283,000.00	0.03	283,000.00	360	693	87.08
6.400	1	204,093.92	0.02	204,093.92	478	665	95.00
6.420	7	1,837,501.16	0.18	262,500.17	360	678	90.48
6.425	1	356,946.00	0.03	356,946.00	360	680	95.00
6.470	1	274,323.86	0.03	274,323.86	358	738	90.00
6.475	1	207,100.00	0.02	207,100.00	360	695	95.00
6.485	2	366,029.78	0.04	183,014.89	355	701	88.79
6.495	2	346,500.00	0.03	173,250.00	360	700	83.33
6.500	375	96,597,088.71	9.39	257,592.24	363	722	69.26
6.505	1	323,950.00	0.03	323,950.00	359	683	95.00
6.510	2	320,500.00	0.03	160,250.00	360	672	89.78
6.530	1	270,000.00	0.03	270,000.00	360	700	90.00
6.535	1	253,750.00	0.02	253,750.00	360	623	89.98
6.545	4	1,040,457.50	0.10	260,114.38	360	724	88.23
6.555	1	400,000.00	0.04	400,000.00	360	733	82.47
6.560	1	373,500.00	0.04	373,500.00	359	665	90.00
6.570	1	369,000.00	0.04	369,000.00	360	628	90.00
6.585	1	196,350.00	0.02	196,350.00	360	706	85.00
6.620	2	590,149.81	0.06	295,074.91	359	725	91.99
6.625	210	51,501,037.94	5.00	245,243.04	362	716	71.91
6.630	2	261,249.94	0.03	130,624.97	359	665	95.00
6.635	1	365,750.00	0.04	365,750.00	360	703	95.00
6.660	1	270,000.00	0.03	270,000.00	360	635	90.00
6.670	1	197,984.37	0.02	197,984.37	358	659	86.09
6.675	1	138,790.49	0.01	138,790.49	358	786	95.00
6.735	1	265,365.00	0.03	265,365.00	360	672	90.00
6.750	232	60,029,056.54	5.83	258,745.93	365	714	72.97
6.755	3	792,255.00	0.08	264,085.00	360	726	93.44
6.765	1	382,500.00	0.04	382,500.00	360	713	90.00
6.795	1	198,000.00	0.02	198,000.00	360	638	88.00
6.810	1	192,200.00	0.02	192,200.00	360	675	87.36

ANNEX A

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
6.845	2	355,000.00	0.03	177,500.00	359	755	89.88
6.870	1	180,000.00	0.02	180,000.00	360	797	83.72
6.875	300	75,296,042.11	7.32	250,986.81	363	719	75.97
6.880	2	422,605.30	0.04	211,302.65	359	673	93.36
6.905	1	324,000.00	0.03	324,000.00	360	684	90.00
6.910	1	228,421.68	0.02	228,421.68	359	621	90.00
6.935	1	207,000.00	0.02	207,000.00	360	666	90.00
6.965	1	290,000.00	0.03	290,000.00	360	673	82.86
6.970	3	749,370.00	0.07	249,790.00	359	732	88.80
6.990	2	505,200.00	0.05	252,600.00	359	719	80.00
6.995	1	297,000.00	0.03	297,000.00	359	715	90.00
7.000	134	30,531,915.74	2.97	227,850.12	362	714	76.33
7.035	1	319,000.00	0.03	319,000.00	360	634	89.86
7.095	1	280,500.00	0.03	280,500.00	360	747	89.05
7.100	1	370,500.00	0.04	370,500.00	360	698	95.00
7.110	1	304,900.00	0.03	304,900.00	360	703	85.91
7.120	1	360,000.00	0.03	360,000.00	360	718	90.00
7.125	75	18,043,658.68	1.75	240,582.12	366	714	74.13
7.130	1	274,380.00	0.03	274,380.00	360	729	94.94
7.145	1	219,500.00	0.02	219,500.00	360	706	89.59
7.155	1	129,600.00	0.01	129,600.00	360	640	90.00
7.175	1	116,839.48	0.01	116,839.48	358	726	90.00
7.185	1	247,500.00	0.02	247,500.00	359	688	90.00
7.210	1	112,424.51	0.01	112,424.51	359	666	90.00
7.250	122	29,754,574.88	2.89	243,889.96	362	717	75.96
7.295	2	734,900.00	0.07	367,450.00	360	696	93.99
7.375	109	28,072,004.93	2.73	257,541.33	361	719	78.59
7.420	1	370,000.00	0.04	370,000.00	360	723	84.09
7.475	1	323,000.00	0.03	323,000.00	359	686	95.00
7.500	188	46,539,904.99	4.52	247,552.69	360	720	80.17
7.505	1	329,000.00	0.03	329,000.00	360	709	90.38
7.510	1	391,935.74	0.04	391,935.74	360	702	95.00
7.515	1	310,000.00	0.03	310,000.00	360	670	87.57
7.545	1	344,400.00	0.03	344,400.00	359	714	82.00

ANNEX A

					Weighted		Weighted
					Average	Weighted	Average
					Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
7.560	1	277,200.00	0.03	277,200.00	360	664	90.00
7.625	88	21,172,973.73	2.06	240,601.97	363	719	79.67
7.630	1	356,250.00	0.03	356,250.00	359	694	95.00
7.635	1	287,850.00	0.03	287,850.00	360	715	95.00
7.750	105	22,478,028.66	2.18	214,076.46	362	712	79.55
7.800	2	245,000.00	0.02	122,500.00	360	662	88.14
7.810	1	270,000.00	0.03	270,000.00	480	666	90.00
7.820	1	215,890.00	0.02	215,890.00	360	707	94.48
7.860	1	328,500.00	0.03	328,500.00	360	700	90.00
7.875	79	17,837,737.27	1.73	225,794.14	367	711	80.47
7.880	1	327,750.00	0.03	327,750.00	360	709	95.00
7.885	1	251,750.00	0.02	251,750.00	360	788	95.00
7.990	1	132,800.00	0.01	132,800.00	356	766	80.00
8.000	31	7,389,352.05	0.72	238,366.20	372	711	81.19
8.125	3	571,684.49	0.06	190,561.50	356	670	85.63
8.250	2	236,610.00	0.02	118,305.00	358	687	85.44
8.500	3	758,463.74	0.07	252,821.25	357	692	85.91
8.625	2	213,924.43	0.02	106,962.22	359	755	80.00
8.750	4	1,233,411.45	0.12	308,352.86	359	683	80.00
9.000	3	771,499.91	0.07	257,166.64	358	674	83.67

Total	4,128	$1,028,998,651.91	100.00%

(1)	Each lender acquired mortgage insurance Mortgage Loan is shown in the preceding table at the current Mortgage Rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 6.530% per annum. Without the adjustment, the weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.559% per annum.

ANNEX A
Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
Range of	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Current Mortgage	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Principal Balances ($)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0.01 - 50,000.00	25	$976,504.29	0.09%	39,060.17	6.825	359	718	40.64
50,000.01 - 100,000.00	204	16,833,428.23	1.64	82,516.81	6.677	362	727	58.27
100,000.01 - 150,000.00	533	68,625,310.74	6.67	128,752.93	6.613	363	722	69.82
150,000.01 - 200,000.00	702	124,705,431.96	12.12	177,643.07	6.582	362	719	72.34
200,000.01 - 250,000.00	710	160,140,785.20	15.56	225,550.40	6.597	364	715	72.37
250,000.01 - 300,000.00	671	184,841,811.31	17.96	275,472.15	6.548	365	721	73.50
300,000.01 - 350,000.00	527	171,237,110.49	16.64	324,928.10	6.578	363	715	74.40
350,000.01 - 400,000.00	495	186,040,879.22	18.08	375,840.16	6.493	363	716	73.34
400,000.01 - 450,000.00	202	83,884,997.15	8.15	415,272.26	6.438	363	727	72.06
450,000.01 - 500,000.00	24	11,292,439.12	1.10	470,518.30	6.590	364	732	71.80
500,000.01 - 550,000.00	17	8,845,594.98	0.86	520,329.12	7.018	359	741	77.55
550,000.01 - 600,000.00	6	3,458,581.25	0.34	576,430.21	6.493	380	748	77.82
600,000.01 - 650,000.00	6	3,734,460.00	0.36	622,410.00	7.273	360	741	73.74
650,000.01 - 700,000.00	2	1,357,367.97	0.13	678,683.99	6.436	359	708	64.48
700,000.01 - 750,000.00	2	1,464,750.00	0.14	732,375.00	7.248	360	728	70.90
750,000.01 - 1,000,000.00	2	1,559,200.00	0.15	779,600.00	5.741	360	783	80.00

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $249,273.

ANNEX A
FICO Credit Scores(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
FICO Credit Scores	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
659 or Less	542	$129,333,967.79	12.57%	238,623.56	6.531	366	644	68.86
660 - 679	494	120,788,343.47	11.74	244,510.82	6.657	367	668	72.39
680 - 699	451	115,586,796.57	11.23	256,290.01	6.589	365	690	72.87
700 - 719	813	213,412,888.65	20.74	262,500.48	6.583	361	709	75.16
720 or Greater	1,828	449,876,655.43	43.72	246,103.20	6.522	362	766	72.64

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 719.

(2)	The FICO Credit Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of such Mortgage Loans.
Documentation Programs

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Documentation Programs	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Full/Alternative	869	$196,836,967.42	19.13%	226,509.74	6.346	365	727	75.13
Stated Income/Stated Asset	130	33,773,644.18	3.28	259,797.26	6.734	367	686	70.23
Reduced	1,891	490,994,400.31	47.72	259,648.02	6.686	363	710	72.91
No Income/No Asset	298	68,940,175.20	6.70	231,342.87	6.660	362	715	70.72
No Ratio	276	71,197,729.26	6.92	257,962.79	6.782	362	718	74.34
Preferred	535	137,231,831.34	13.34	256,508.10	6.272	363	753	69.76
Streamlined	129	30,023,904.20	2.92	232,743.44	6.247	360	720	69.65

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Range of Original	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan-to-Value Ratios (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 or Less	529	$108,214,440.73	10.52%	204,564.16	6.249	360	719	39.73
50.01 to 55.00	151	37,149,983.00	3.61	246,026.38	6.198	363	703	52.70
55.01 to 60.00	201	51,074,563.95	4.96	254,102.31	6.321	363	713	57.65
60.01 to 65.00	211	58,645,983.97	5.70	277,943.05	6.368	360	709	62.98
65.01 to 70.00	338	86,982,092.76	8.45	257,343.47	6.456	362	722	68.50
70.01 to 75.00	356	90,355,545.98	8.78	253,807.71	6.562	363	715	73.70
75.01 to 80.00	1,712	443,651,050.55	43.11	259,141.97	6.658	364	728	79.71
80.01 to 85.00	51	12,207,486.93	1.19	239,362.49	6.558	363	713	83.69
85.01 to 90.00	329	78,824,155.56	7.66	239,587.10	6.761	365	702	89.25
90.01 to 95.00	244	60,268,637.48	5.86	247,002.61	6.886	361	710	94.57
95.00 to 100.00	6	1,624,711.00	0.16	270,785.17	6.300	360	690	100.00

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.69%.

(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

ANNEX A
Combined Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
Range of Combined	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Original Loan-to-Value	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Ratios (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 or Less	515	$104,921,706.46	10.20%	203,731.47	6.251	360	718	39.67
50.01 to 55.00	146	36,121,438.15	3.51	247,407.11	6.189	363	701	52.36
55.01 to 60.00	194	48,880,443.84	4.75	251,961.05	6.330	362	712	57.56
60.01 to 65.00	205	57,093,818.97	5.55	278,506.43	6.369	361	711	62.64
65.01 to 70.00	324	83,495,809.99	8.11	257,703.12	6.446	362	723	68.04
70.01 to 75.00	326	82,410,269.46	8.01	252,792.24	6.532	364	713	73.18
75.01 to 80.00	665	166,726,693.38	16.20	250,716.83	6.640	365	719	79.11
80.01 to 85.00	77	19,332,318.76	1.88	251,069.07	6.596	363	709	80.85
85.01 to 90.00	534	132,383,245.21	12.87	247,908.70	6.744	366	711	84.93
90.01 to 95.00	467	116,870,070.88	11.36	250,257.11	6.716	363	722	87.06
95.01 to 100.00	675	180,762,836.81	17.57	267,796.80	6.684	362	735	80.04

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the Mortgage Loans was approximately 77.82%.

(2)	Take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

ANNEX A
Geographic Distribution of Mortgaged Properties(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Geographic Area	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
California	1,520	$456,763,621.84	44.39%	300,502.38	6.474	363	719	69.42
Florida	650	141,736,252.10	13.77	218,055.77	6.768	364	712	75.68
Arizona	293	60,563,486.21	5.89	206,701.32	6.582	363	712	74.84
Nevada	215	50,201,031.10	4.88	233,493.17	6.597	363	719	76.31
Washington	194	48,776,700.81	4.74	251,426.29	6.524	362	723	74.09
Other (less than 2%)	1,256	270,957,559.85	26.33	215,730.54	6.588	363	723	75.22

Total	4,128	$1,028,998,651.91	100.00%

(1)	The Other row in the preceding table includes 45 other states and the District of Columbia with under 2% concentration individually. As of the cut-off date, no more than approximately 0.450% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Purpose	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Purchase	1,715	$434,324,552.14	42.21%	253,250.47	6.729	362	728	79.54
Refinance (Rate/term)	1,048	262,896,986.59	25.55	250,855.90	6.469	364	714	72.83
Refinance (Cash-Out)	1,365	331,777,113.18	32.24	243,060.16	6.409	364	712	63.60

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Types of Mortgaged Properties

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Property Type	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2 - 4 Family Residence	201	$71,526,408.08	6.95%	355,852.78	6.716	364	731	70.06
Condominium Hotel	10	3,235,740.25	0.31	323,574.03	6.336	359	728	73.12
Cooperative	3	838,499.99	0.08	279,500.00	6.614	359	717	62.78
High-Rise Condominium	68	17,771,306.21	1.73	261,342.74	6.976	361	709	73.04
Low-Rise Condominium	525	113,736,516.03	11.05	216,640.98	6.612	361	732	74.40
Manufactured Housing	1	62,112.59	0.01	62,112.59	6.500	345	775	90.00
Planned Unit Development	943	233,984,910.15	22.74	248,128.22	6.546	363	718	75.59
Single Family Residence	2,377	587,843,158.61	57.13	247,304.65	6.524	364	716	71.52

Total	4,128	$1,028,998,651.91	100.00%

Occupancy Types(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Occupancy Type	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Investment Property	889	$195,555,978.78	19.00%	219,972.98	6.762	362	734	68.82
Primary Residence	2,996	777,911,566.68	75.60	259,650.06	6.505	364	715	73.68
Secondary Residence	243	55,531,106.45	5.40	228,523.07	6.609	361	726	72.33

Total	4,128	$1,028,998,651.91	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

ANNEX A
Remaining Terms to Maturity(1)

							Weighted
					Weighted	Weighted	Average
					Average	Average	Original
	Number of	Aggregate	Percent of	Average	Current	FICO	Loan-to-
Remaining Term	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Credit	Value
to Maturity (months)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	Score	Ratio(%)
480	37	$9,390,916.00	0.91%	253,808.54	6.710	689	77.69
479	42	10,061,518.20	0.98	239,559.96	6.548	696	77.55
478	34	8,508,732.40	0.83	250,256.84	6.359	698	74.23
477	13	3,616,398.78	0.35	278,184.52	6.261	687	77.01
476	2	586,692.20	0.06	293,346.10	6.139	647	80.00
472	1	284,978.24	0.03	284,978.24	6.750	788	71.25
360	2,770	691,978,028.00	67.25	249,811.56	6.600	724	73.53
359	624	154,542,437.83	15.02	247,664.16	6.530	713	71.58
358	352	87,900,884.73	8.54	249,718.42	6.322	706	67.14
357	131	33,498,549.68	3.26	255,714.12	6.456	716	69.18
356	42	9,357,609.38	0.91	222,800.22	6.622	709	73.12
355	33	8,598,636.35	0.84	260,564.74	6.539	716	74.73
354	10	2,450,069.20	0.24	245,006.92	6.743	705	72.46
353	14	2,930,874.19	0.28	209,348.16	6.591	707	73.09
352	7	1,490,200.85	0.14	212,885.84	7.065	696	80.98
351	3	778,054.68	0.08	259,351.56	7.223	644	79.74
350	2	568,248.45	0.06	284,124.23	6.415	799	83.41
349	2	431,720.70	0.04	215,860.35	6.844	734	78.05
348	1	379,200.00	0.04	379,200.00	6.875	708	79.00
346	2	603,644.00	0.06	301,822.00	7.185	736	80.00
345	2	215,112.59	0.02	107,556.30	6.856	708	82.08
344	3	699,837.88	0.07	233,279.29	6.160	712	75.21
333	1	126,307.58	0.01	126,307.58	5.500	777	80.00

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 363 months.

ANNEX A
Loan Programs

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Program	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
One-Year LIBOR	3,800	$949,169,410.27	92.24%	249,781.42	6.544	363	720	72.52
Six-Month LIBOR	252	66,781,830.84	6.49	265,007.27	6.796	358	712	75.03
One-Year CMT	76	13,047,410.80	1.27	171,676.46	6.445	369	713	72.57

Total	4,128	$1,028,998,651.91	100.00%

Gross Margins(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Gross Margin (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	3,752	$942,265,696.90	91.57%	251,136.91	6.540	363	721	71.71
2.375	1	306,044.00	0.03	306,044.00	7.000	346	720	80.00
2.500	19	4,354,177.39	0.42	229,167.23	6.470	362	729	72.47
2.625	13	2,441,869.22	0.24	187,836.09	6.214	368	702	84.40
2.750	167	36,454,220.13	3.54	218,288.74	6.538	368	707	76.59
2.786	1	232,000.00	0.02	232,000.00	7.375	352	807	80.00
2.875	44	10,951,740.75	1.06	248,903.20	6.693	375	698	89.10
3.000	18	4,381,516.97	0.43	243,417.61	6.953	365	714	87.37
3.125	60	14,777,078.05	1.44	246,284.63	7.011	367	697	93.51
3.250	22	5,410,591.35	0.53	245,935.97	7.421	359	696	90.40
3.375	7	1,690,164.44	0.16	241,452.06	7.537	360	681	92.65
3.500	12	3,361,258.28	0.33	280,104.86	7.050	359	656	86.02
3.625	2	302,895.79	0.03	151,447.90	7.443	358	697	95.00
3.750	2	386,126.47	0.04	193,063.24	7.282	353	735	80.00
3.875	1	205,839.30	0.02	205,839.30	7.250	359	673	94.93
4.375	2	267,417.97	0.03	133,708.99	8.041	357	667	80.00
5.000	4	950,014.90	0.09	237,503.73	7.666	355	697	86.30
5.330	1	260,000.00	0.03	260,000.00	6.625	359	0	50.98

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.309%.

ANNEX A
Initial Rate Adjustment Dates

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Rate Adjustment Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
March 1, 2008	1	$126,307.58	0.01%	126,307.58	5.500	333	777	80.00
February 1, 2009	1	175,950.00	0.02	175,950.00	6.125	344	737	85.00
July 1, 2009	1	83,900.00	0.01	83,900.00	7.750	349	759	69.97
August 1, 2009	1	193,848.45	0.02	193,848.45	6.250	350	808	90.00
October 1, 2009	4	968,897.84	0.09	242,224.46	6.958	387	738	77.43
November 1, 2009	2	746,582.97	0.07	373,291.49	6.101	353	684	61.88
January 1, 2010	4	981,855.92	0.10	245,463.98	6.114	355	734	75.37
February 1, 2010	3	475,977.37	0.05	158,659.12	6.415	356	673	58.92
March 1, 2010	7	1,661,358.57	0.16	237,336.94	6.134	357	761	70.87
April 1, 2010	19	4,490,476.38	0.44	236,340.86	5.938	358	712	59.62
May 1, 2010	38	8,806,033.12	0.86	231,737.71	6.324	362	729	70.95
June 1, 2010	56	12,442,812.00	1.21	222,193.07	6.341	362	729	68.45
July 1, 2010	9	1,838,200.00	0.18	204,244.44	6.952	360	720	77.78
February 1, 2011	2	523,887.88	0.05	261,943.94	6.172	344	703	71.92
March 1, 2011	1	153,000.00	0.01	153,000.00	7.000	345	681	78.87
April 1, 2011	2	603,644.00	0.06	301,822.00	7.185	346	736	80.00
June 1, 2011	1	379,200.00	0.04	379,200.00	6.875	348	708	79.00
July 1, 2011	1	347,820.70	0.03	347,820.70	6.625	349	728	80.00
September 1, 2011	2	576,224.90	0.06	288,112.45	7.345	351	632	76.91
October 1, 2011	4	806,281.25	0.08	201,570.31	7.082	352	678	81.82

ANNEX A

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Rate Adjustment Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
November 1, 2011	5	1,012,886.57	0.10	202,577.31	6.544	353	725	78.07
December 1, 2011	4	976,443.55	0.09	244,110.89	6.435	354	720	72.86
January 1, 2012	13	3,883,013.95	0.38	298,693.38	6.803	355	706	75.50
February 1, 2012	24	5,536,296.79	0.54	230,679.03	6.452	369	714	74.58
March 1, 2012	68	17,737,030.51	1.72	260,838.68	6.412	362	709	69.30
April 1, 2012	218	56,358,901.50	5.48	258,527.07	6.351	367	701	69.38
May 1, 2012	334	85,475,679.98	8.31	255,915.21	6.550	368	705	74.29
June 1, 2012	676	168,870,420.85	16.41	249,808.31	6.554	362	717	74.48
July 1, 2012	149	37,720,631.00	3.67	253,158.60	6.737	364	727	73.98
September 1, 2013	1	201,829.78	0.02	201,829.78	6.875	351	677	87.83
November 1, 2013	2	272,159.96	0.03	136,079.98	7.450	353	713	78.01
December 1, 2013	2	483,876.40	0.05	241,938.20	6.980	354	730	80.00
January 1, 2014	8	2,350,681.34	0.23	293,835.17	6.744	355	726	77.13
February 1, 2014	12	3,054,941.81	0.30	254,578.48	6.752	356	710	75.19
March 1, 2014	33	8,824,931.58	0.86	267,422.17	6.714	390	708	77.05
April 1, 2014	46	11,890,236.46	1.16	258,483.40	6.411	368	713	77.74
May 1, 2014	87	20,560,846.90	2.00	236,331.57	6.524	364	725	72.90
June 1, 2014	487	118,642,301.55	11.53	243,618.69	6.611	360	722	75.77
July 1, 2014	84	21,531,607.34	2.09	256,328.66	6.610	362	724	72.99
March 1, 2016	1	62,112.59	0.01	62,112.59	6.500	345	775	90.00
August 1, 2016	1	374,400.00	0.04	374,400.00	6.500	350	795	80.00
November 1, 2016	5	899,244.69	0.09	179,848.94	6.791	353	705	75.30
December 1, 2016	4	989,749.25	0.10	247,437.31	6.931	354	678	68.39
January 1, 2017	9	2,043,453.11	0.20	227,050.35	5.993	355	711	63.84
February 1, 2017	6	1,062,585.61	0.10	177,097.60	6.854	356	678	68.47
March 1, 2017	36	8,710,714.12	0.85	241,964.28	6.247	363	719	64.66
April 1, 2017	103	23,670,002.79	2.30	229,805.85	6.293	374	712	60.47
May 1, 2017	205	49,096,441.74	4.77	239,494.84	6.545	365	715	67.76
June 1, 2017	1,010	254,689,490.26	24.75	252,167.81	6.589	362	726	72.94
July 1, 2017	336	85,633,481.00	8.32	254,861.55	6.685	363	729	71.36

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Months to Initial Rate Adjustment Date

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
Range of Number of Months	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
to Initial Rate Adjustment	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0 - 60	1,501	$376,232,932.63	36.56%	250,654.85	6.499	364	712	73.00
61 - 79	162	41,029,178.48	3.99	253,266.53	6.746	363	727	74.33
80 - 84	665	162,973,258.30	15.84	245,072.57	6.594	363	721	75.61
85 - 120	1,464	363,129,801.50	35.29	248,039.48	6.555	363	723	71.17
121 or Greater	336	85,633,481.00	8.32	254,861.55	6.685	363	729	71.36

Total	4,128	$1,028,998,651.91	100.00%

Initial Periodic Rate Caps

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Periodic Rate Cap (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
1.000	1	$176,000.00	0.02%	176,000.00	7.000	357	721	80.00
2.000	165	37,357,724.63	3.63	226,410.45	6.313	363	724	70.01
3.000	8	2,221,771.65	0.22	277,721.46	6.430	356	708	70.85
5.000	3,757	935,639,579.25	90.93	249,039.01	6.558	363	719	72.63
6.000	197	53,603,576.38	5.21	272,099.37	6.765	359	711	75.66

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Subsequent Periodic Rate Caps

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Subsequent Periodic	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Rate Cap (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
1.000	62	$15,149,717.12	1.47%	244,350.28	6.864	356	716	72.19
2.000	4,066	1,013,848,934.79	98.53	249,347.99	6.555	363	719	72.69

Total	4,128	$1,028,998,651.91	100.00%

Maximum Mortgage Rates(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Maximum Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
9.250	1	$229,000.00	0.02%	229,000.00	4.250	358	660	53.38
9.750	5	1,642,136.00	0.16	328,427.20	4.750	359	736	74.11
9.875	5	1,243,192.00	0.12	248,638.40	4.875	359	725	77.12
10.000	25	6,535,281.07	0.64	261,411.24	4.992	362	720	74.98
10.125	11	2,672,687.15	0.26	242,971.56	5.125	372	716	76.74
10.250	20	6,119,002.95	0.59	305,950.15	5.250	368	708	74.65
10.375	29	7,655,704.61	0.74	263,989.81	5.337	365	721	72.09
10.500	49	13,256,550.00	1.29	270,541.84	5.480	363	728	68.89
10.625	48	12,306,049.99	1.20	256,376.04	5.625	363	721	72.92
10.750	132	34,178,805.11	3.32	258,930.34	5.746	364	726	69.60
10.875	251	62,723,602.18	6.10	249,894.83	5.875	364	718	65.80
10.999	5	1,499,879.57	0.15	299,975.91	5.999	357	741	55.66
11.000	208	52,668,422.22	5.12	253,213.57	5.979	364	719	68.20
11.125	218	53,087,605.72	5.16	243,521.13	6.116	361	730	68.48
11.250	353	90,043,653.85	8.75	255,081.17	6.232	363	725	68.96
11.375	391	94,094,125.09	9.14	240,649.94	6.361	365	721	68.58
11.500	379	96,911,502.64	9.42	255,703.17	6.469	363	722	69.87
11.625	228	57,654,374.63	5.60	252,870.06	6.545	363	717	72.54
11.750	250	65,079,012.90	6.32	260,316.05	6.678	364	716	73.34
11.875	329	82,193,211.50	7.99	249,827.39	6.792	363	720	76.40

ANNEX A

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Maximum Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
11.990	1	346,000.00	0.03	346,000.00	6.990	359	731	80.00
12.000	157	36,084,550.74	3.51	229,837.90	6.828	363	714	76.70
12.125	78	18,963,563.81	1.84	243,122.61	7.027	366	715	75.12
12.250	135	32,746,652.44	3.18	242,567.80	7.118	361	721	76.88
12.375	134	35,236,816.99	3.42	262,961.32	7.203	361	714	77.11
12.500	203	51,023,984.29	4.96	251,349.68	7.345	360	717	79.40
12.625	104	24,669,076.13	2.40	237,202.66	7.470	362	716	79.34
12.750	115	26,103,104.79	2.54	226,983.52	7.617	362	710	78.78
12.875	100	23,943,669.11	2.33	239,436.69	7.600	364	712	80.14
12.990	2	292,000.00	0.03	146,000.00	7.445	357	726	80.00
13.000	41	9,043,445.65	0.88	220,571.85	7.580	369	711	81.72
13.125	12	2,673,701.47	0.26	222,808.46	7.304	357	694	78.76
13.250	21	5,719,389.13	0.56	272,351.86	7.506	362	688	83.91
13.375	12	2,616,002.45	0.25	218,000.20	7.609	358	743	86.03
13.500	26	6,359,198.79	0.62	244,584.57	7.660	363	701	81.19
13.625	8	1,876,500.00	0.18	234,562.50	7.759	359	734	80.06
13.750	8	1,114,376.98	0.11	139,297.12	7.992	358	700	80.00
13.875	10	2,108,047.35	0.20	210,804.74	7.875	368	709	82.62
14.000	9	2,676,226.51	0.26	297,358.50	8.000	358	704	79.40
14.125	2	422,308.02	0.04	211,154.01	8.125	358	660	87.63
14.250	1	128,610.00	0.01	128,610.00	8.250	360	664	90.00
14.375	1	310,000.00	0.03	310,000.00	8.375	360	670	87.57
14.500	4	798,203.74	0.08	199,550.94	8.500	359	687	89.38
14.625	2	213,924.43	0.02	106,962.22	8.625	359	755	80.00
14.750	2	964,000.00	0.09	482,000.00	8.750	360	683	80.00
15.000	3	771,499.91	0.07	257,166.64	9.000	358	674	83.67

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.650% per annum.

ANNEX A
Minimum Mortgage Rates(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Minimum Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	3,715	$932,799,726.90	90.65%	251,090.10	6.530	363	721	71.67
2.375	7	2,029,084.00	0.20	289,869.14	7.318	358	706	76.31
2.500	26	6,168,994.11	0.60	237,269.00	6.777	361	743	72.41
2.625	18	3,902,669.22	0.38	216,814.96	6.742	365	709	82.05
2.750	146	30,800,729.00	2.99	210,963.90	6.553	364	710	76.28
2.875	48	12,182,704.75	1.18	253,806.35	6.813	373	704	88.18
3.000	19	4,552,427.51	0.44	239,601.45	6.992	365	711	87.09
3.125	59	14,529,578.05	1.41	246,264.03	6.996	367	697	93.57
3.250	23	5,518,591.35	0.54	239,938.75	7.437	359	696	90.19
3.375	7	1,690,164.44	0.16	241,452.06	7.537	360	681	92.65
3.500	12	3,361,258.28	0.33	280,104.86	7.050	359	656	86.02
3.625	2	302,895.79	0.03	151,447.90	7.443	358	697	95.00
3.750	3	578,118.47	0.06	192,706.16	7.769	354	719	80.00
3.875	1	205,839.30	0.02	205,839.30	7.250	359	673	94.93
4.375	2	267,417.97	0.03	133,708.99	8.041	357	667	80.00
5.000	2	618,974.90	0.06	309,487.45	7.822	355	690	89.67
5.330	1	260,000.00	0.03	260,000.00	6.625	359	0	50.98
5.875	1	330,861.00	0.03	330,861.00	5.875	358	668	80.00
6.000	2	661,047.81	0.06	330,523.91	6.000	476	655	80.00
6.125	1	220,000.00	0.02	220,000.00	6.125	359	746	80.00
6.250	3	737,460.00	0.07	245,820.00	6.250	358	721	80.00
6.375	3	748,742.33	0.07	249,580.78	6.375	392	686	71.31
6.500	2	708,963.82	0.07	354,481.91	6.500	357	685	69.76
6.625	2	540,973.39	0.05	270,486.70	6.625	425	668	78.27
6.750	2	498,798.67	0.05	249,399.34	6.750	355	659	65.64
6.875	6	1,507,856.51	0.15	251,309.42	6.875	356	725	76.57
6.990	1	159,200.00	0.02	159,200.00	6.990	358	693	80.00
7.000	1	180,000.00	0.02	180,000.00	7.000	357	759	78.26
7.125	2	548,590.34	0.05	274,295.17	7.125	438	660	76.80
7.250	1	208,000.00	0.02	208,000.00	7.250	359	755	80.00
7.375	3	563,040.00	0.05	187,680.00	7.375	354	751	80.00
7.500	3	580,444.00	0.06	193,481.33	7.500	358	683	84.15
7.750	1	263,200.00	0.03	263,200.00	7.750	356	679	80.00
7.875	2	639,500.00	0.06	319,750.00	7.875	359	733	83.87
7.990	1	132,800.00	0.01	132,800.00	7.990	356	766	80.00

Total	4,128	$1,028,998,651.91	100.00%

(1)	As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 2.348% per annum.

ANNEX A
Interest-Only Periods at Origination

						Weighted		Weighted
					Weighted	Average	Weighted	Average
		Aggregate			Average	Remaining	Average	Original
	Number of	Principal	Percent of	Average	Current	Term to	FICO	Loan-to-
Interest-Only Period	Mortgage	Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
(months)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0	623	$126,342,888.31	12.28%	202,797.57	6.486	379	706	72.79
36	30	7,051,328.28	0.69	235,044.28	5.978	357	755	70.60
60	273	75,725,015.79	7.36	277,381.01	6.359	360	714	73.57
84	80	20,977,334.48	2.04	262,216.68	6.420	359	742	72.82
120	3,122	798,902,085.05	77.64	255,894.33	6.599	361	721	72.60

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Prepayment Charge Periods at Origination

						Weighted		Weighted
					Weighted	Average	Weighted	Average
		Aggregate			Average	Remaining	Average	Original
	Number of	Principal	Percent of	Average	Current	Term to	FICO	Loan-to-
Prepayment Charge	Mortgage	Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Period (months)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0	2,088	$517,558,074.22	50.30%	247,872.64	6.462	361	723	71.92
6	5	1,095,961.23	0.11	219,192.25	7.652	357	676	85.64
12	713	190,339,212.89	18.50	266,955.42	6.587	365	715	71.42
24	7	1,862,945.72	0.18	266,135.10	6.607	356	707	68.53
30	2	428,392.00	0.04	214,196.00	6.339	357	668	85.71
36	760	193,829,445.03	18.84	255,038.74	6.741	365	716	74.95
60	553	123,884,620.82	12.04	224,022.82	6.630	365	714	74.19

Total	4,128	$1,028,998,651.91	100.00%

ANNEX A
Sub-Group X
Current Mortgage Rates(1)

					Weighted		Weighted
			Percent of		Average	Weighted	Average
			Mortgage		Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Group X	Outstanding($)	(Months)	Score	Ratio(%)
5.250	1	$346,000.00	0.08%	346,000.00	357	629	51.26
5.375	1	200,000.00	0.05	200,000.00	360	661	80.00
5.385	1	240,000.00	0.06	240,000.00	360	719	88.89
5.470	1	377,658.28	0.09	377,658.28	359	657	90.00
5.500	14	3,447,190.36	0.81	246,227.88	369	739	66.44
5.625	13	2,972,575.54	0.70	228,659.66	359	723	60.93
5.670	2	336,000.00	0.08	168,000.00	359	667	89.13
5.695	1	174,750.00	0.04	174,750.00	360	626	84.83
5.745	1	186,000.00	0.04	186,000.00	360	752	82.67
5.750	34	8,551,225.23	2.00	251,506.62	364	744	64.99
5.770	2	378,900.00	0.09	189,450.00	360	713	90.00
5.775	1	182,400.00	0.04	182,400.00	360	636	95.00
5.795	1	106,289.87	0.02	106,289.87	359	632	95.00
5.845	1	343,000.00	0.08	343,000.00	360	739	84.90
5.875	98	24,804,594.98	5.81	253,108.11	365	727	64.26
5.970	1	306,000.00	0.07	306,000.00	360	810	85.00
6.000	79	19,514,950.21	4.57	247,024.69	363	727	64.19
6.005	1	308,750.00	0.07	308,750.00	360	744	95.00
6.010	1	265,000.00	0.06	265,000.00	360	736	88.33
6.035	2	409,500.00	0.10	204,750.00	360	681	88.10
6.045	1	205,809.21	0.05	205,809.21	359	652	89.96
6.055	3	751,059.93	0.18	250,353.31	358	654	88.97
6.110	2	451,123.70	0.11	225,561.85	424	675	90.15
6.125	118	28,038,539.98	6.56	237,614.75	361	729	66.25
6.130	3	648,700.72	0.15	216,233.57	360	702	93.53
6.135	3	743,002.82	0.17	247,667.61	441	667	89.35
6.170	2	326,926.86	0.08	163,463.43	359	642	92.17
6.220	1	389,224.00	0.09	389,224.00	359	744	90.00
6.235	1	195,000.00	0.05	195,000.00	353	744	90.00
6.245	1	165,750.00	0.04	165,750.00	359	724	85.00

ANNEX A

					Weighted		Weighted
			Percent of		Average	Weighted	Average
			Mortgage		Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Group X	Outstanding($)	(Months)	Score	Ratio(%)
6.250	180	44,953,172.03	10.52	249,739.84	363	721	65.77
6.255	2	619,695.02	0.15	309,847.51	360	740	95.00
6.270	1	241,200.00	0.06	241,200.00	359	704	90.00
6.275	1	380,000.00	0.09	380,000.00	360	682	95.00
6.295	4	745,885.91	0.17	186,471.48	359	654	93.31
6.330	1	153,900.00	0.04	153,900.00	360	791	83.87
6.345	1	235,454.71	0.06	235,454.71	359	721	83.81
6.370	2	232,800.00	0.05	116,400.00	360	704	88.54
6.375	200	47,007,739.86	11.00	235,038.70	365	727	66.52
6.380	2	443,447.53	0.10	221,723.77	359	693	94.80
6.420	3	665,251.16	0.16	221,750.39	360	653	88.76
6.425	1	356,946.00	0.08	356,946.00	360	680	95.00
6.470	1	274,323.86	0.06	274,323.86	358	738	90.00
6.495	1	187,000.00	0.04	187,000.00	360	665	85.00
6.500	212	54,667,774.38	12.80	257,866.86	363	728	68.51
6.505	1	323,950.00	0.08	323,950.00	359	683	95.00
6.510	1	103,500.00	0.02	103,500.00	360	646	90.00
6.530	1	270,000.00	0.06	270,000.00	360	700	90.00
6.545	1	207,000.00	0.05	207,000.00	360	722	90.00
6.570	1	369,000.00	0.09	369,000.00	360	628	90.00
6.585	1	196,350.00	0.05	196,350.00	360	706	85.00
6.620	1	234,650.00	0.05	234,650.00	360	749	95.00
6.625	117	30,024,912.29	7.03	256,623.18	361	724	72.76
6.670	1	197,984.37	0.05	197,984.37	358	659	86.09
6.750	120	30,553,789.55	7.15	254,614.91	363	717	72.52
6.755	2	450,350.00	0.11	225,175.00	360	717	94.22
6.795	1	198,000.00	0.05	198,000.00	360	638	88.00
6.845	1	292,500.00	0.07	292,500.00	359	771	90.00
6.875	145	36,708,153.73	8.59	253,159.68	361	721	75.45
6.880	1	164,105.30	0.04	164,105.30	358	621	95.00
6.905	1	324,000.00	0.08	324,000.00	360	684	90.00
6.970	2	447,625.00	0.10	223,812.50	360	752	87.99
7.000	59	13,995,830.33	3.28	237,217.46	360	728	77.94
7.100	1	370,500.00	0.09	370,500.00	360	698	95.00

ANNEX A

					Weighted		Weighted
			Percent of		Average	Weighted	Average
			Mortgage		Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Maturity	Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Group X	Outstanding($)	(Months)	Score	Ratio(%)
7.120	1	360,000.00	0.08	360,000.00	360	718	90.00
7.125	34	8,698,322.01	2.04	255,833.00	363	731	75.38
7.145	1	219,500.00	0.05	219,500.00	360	706	89.59
7.155	1	129,600.00	0.03	129,600.00	360	640	90.00
7.210	1	112,424.51	0.03	112,424.51	359	666	90.00
7.250	50	11,985,077.12	2.81	239,701.54	360	730	77.96
7.375	35	9,162,524.07	2.14	261,786.40	362	725	77.28
7.420	1	370,000.00	0.09	370,000.00	360	723	84.09
7.500	56	15,682,251.22	3.67	280,040.20	361	727	79.88
7.505	1	329,000.00	0.08	329,000.00	360	709	90.38
7.625	34	8,881,242.00	2.08	261,213.00	360	717	78.60
7.750	24	6,029,533.00	1.41	251,230.54	367	729	78.52
7.800	2	245,000.00	0.06	122,500.00	360	662	88.14
7.875	12	2,417,062.00	0.57	201,421.83	360	728	81.25
8.000	2	647,426.51	0.15	323,713.26	447	658	80.00

Total	1,716	$427,231,675.16	100.00%

(1)	Each lender acquired mortgage insurance Mortgage Loan is shown in the preceding table at the current Mortgage Rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current Mortgage Rate of the Mortgage Loans in Sub-Group X (as so adjusted) was approximately 6.556% per annum. Without the adjustment, the weighted average current Mortgage Rate of the Mortgage Loans in Sub-Group X was approximately 6.579% per annum.

ANNEX A
Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
Range of	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Current Mortgage	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Principal Balances ($)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0.01 - 50,000.00	11	$463,290.10	0.11%	42,117.28	6.796	359	736	50.05
50,000.01 - 100,000.00	97	8,002,414.29	1.87	82,499.12	6.554	364	734	57.45
100,000.01 - 150,000.00	226	28,919,989.93	6.77	127,964.56	6.560	363	722	67.60
150,000.01 - 200,000.00	301	53,620,664.92	12.55	178,141.74	6.559	361	720	70.35
200,000.01 - 250,000.00	274	62,136,834.09	14.54	226,776.77	6.528	362	725	70.79
250,000.01 - 300,000.00	261	72,062,735.94	16.87	276,102.44	6.584	364	727	70.92
300,000.01 - 350,000.00	205	66,603,861.60	15.59	324,896.89	6.603	363	720	73.54
350,000.01 - 400,000.00	233	87,421,377.46	20.46	375,199.04	6.592	363	721	71.37
400,000.01 - 450,000.00	79	32,888,633.47	7.70	416,311.82	6.584	360	730	72.86
450,000.01 - 500,000.00	11	5,164,397.13	1.21	469,490.65	6.616	371	720	68.16
500,000.01 - 550,000.00	11	5,711,894.98	1.34	519,263.18	6.752	360	749	76.22
550,000.01 - 600,000.00	5	2,863,581.25	0.67	572,716.25	6.621	384	743	79.46
600,000.01 - 650,000.00	1	612,000.00	0.14	612,000.00	7.500	359	733	90.00
750,000.01 - 1,000,000.00	1	760,000.00	0.18	760,000.00	6.125	360	776	80.00

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Sub-Group X was approximately $248,970.

ANNEX A
FICO Credit Scores(1)(2)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
FICO Credit Scores	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
659 or Less	193	$44,669,346.06	10.46%	231,447.39	6.571	370	645	66.85
660-679	190	44,961,515.74	10.52	236,639.56	6.565	365	668	69.72
680-699	178	46,264,988.33	10.83	259,915.66	6.592	365	689	70.92
700-719	307	82,436,741.02	19.30	268,523.59	6.638	361	710	73.41
720 or Greater	848	208,899,084.01	48.90	246,343.26	6.557	361	766	71.47

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans in Sub-Group X was approximately 724.

(2)	The FICO Credit Scores referenced in this table with respect to substantially all of the Mortgage Loans in Sub-Group X were obtained from one or more credit reporting agencies in connection with the origination of such Mortgage Loans.
Documentation Programs

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Documentation Programs	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Full/Alternative	378	$81,638,780.41	19.11%	215,975.61	6.442	366	729	73.99
Stated Income/Stated Asset	44	11,958,859.46	2.80	271,792.26	6.698	365	694	66.04
Reduced	727	193,925,629.30	45.39	266,747.77	6.733	362	712	72.42
No Income/No Asset	112	25,481,157.56	5.96	227,510.34	6.640	362	721	67.48
No Ratio	89	22,830,356.36	5.34	256,520.86	6.707	362	721	71.51
Preferred	283	72,289,291.83	16.92	255,439.19	6.318	362	755	67.56
Streamlined	83	19,107,600.24	4.47	230,212.05	6.274	359	728	66.66

Total	1,716	$427,231,675.16	100.00%

ANNEX A
Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Range of Original	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Loan-to-Value Ratios (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 or Less	266	$54,380,952.00	12.73%	204,439.67	6.281	360	720	39.47
50.01 to 55.00	72	18,085,576.12	4.23	251,188.56	6.361	359	707	52.74
55.01 to 60.00	90	23,145,035.89	5.42	257,167.07	6.389	366	723	57.38
60.01 to 65.00	80	21,596,658.66	5.06	269,958.23	6.410	362	720	62.98
65.01 to 70.00	148	37,926,212.79	8.88	256,258.19	6.459	363	725	68.36
70.01 to 75.00	145	37,441,090.86	8.76	258,214.42	6.597	361	719	73.67
75.01 to 80.00	696	183,653,554.14	42.99	263,870.05	6.700	364	732	79.64
80.01 to 85.00	27	6,741,210.33	1.58	249,674.46	6.559	360	727	83.64
85.01 to 90.00	110	24,999,242.99	5.85	227,265.85	6.788	365	708	89.29
90.01 to 95.00	81	19,082,263.38	4.47	235,583.50	6.826	360	705	94.58
95.00 to 100.00	1	179,878.00	0.04	179,878.00	6.625	360	654	100.00

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Sub-Group X was approximately 71.12%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Sub-Group X that may exist at the time of origination.

ANNEX A
Combined Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
Range of Combined	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Original Loan-to-Value	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Ratios (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 or Less	260	$52,983,952.00	12.40%	203,784.43	6.285	360	720	39.32
50.01 to 55.00	66	16,615,997.00	3.89	251,757.53	6.349	359	702	52.42
55.01 to 60.00	87	22,185,815.78	5.19	255,009.38	6.386	366	721	57.23
60.01 to 65.00	78	21,208,158.66	4.96	271,899.47	6.412	362	720	62.71
65.01 to 70.00	145	37,310,068.33	8.73	257,310.82	6.448	362	728	67.74
70.01 to 75.00	132	33,689,295.84	7.89	255,221.94	6.573	362	717	73.10
75.01 to 80.00	266	69,335,031.80	16.23	260,658.01	6.620	365	723	79.07
80.01 to 85.00	41	10,593,610.33	2.48	258,380.74	6.576	360	722	81.59
85.01 to 90.00	187	45,581,562.48	10.67	243,751.67	6.796	367	719	84.14
90.01 to 95.00	189	45,287,355.07	10.60	239,615.64	6.624	363	725	85.54
95.01 to 100.00	265	72,440,827.87	16.96	273,361.61	6.820	361	739	79.85

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the Mortgage Loans in Sub-Group X was approximately 76.25%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Sub-Group X that may exist at the time of origination.

ANNEX A
Geographic Distribution of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Geographic Area	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
California	720	$213,147,830.69	49.89%	296,038.65	6.581	363	723	68.36
Florida	247	53,369,910.77	12.49	216,072.51	6.668	363	719	72.62
Arizona	117	24,294,633.02	5.69	207,646.44	6.519	362	716	74.99
Washington	77	19,546,040.21	4.58	253,844.68	6.507	363	729	73.61
Nevada	69	15,837,983.84	3.71	229,536.00	6.478	363	726	73.02
Other (less than 2%)	486	101,035,276.63	23.65	207,891.52	6.571	363	729	74.43

Total	1,716	$427,231,675.16	100.00%

(1)	The Other row in the preceding table includes 40 other states and the District of Columbia with under 2% concentration individually. As of the cut-off date, no more than approximately 0.672% of the Mortgage Loans in Sub-Group X were secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Purpose	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Purchase	584	$149,047,715.17	34.89%	255,218.69	6.793	361	735	78.78
Refinance (Rate/term)	478	119,212,703.39	27.90	249,398.96	6.514	363	715	72.34
Refinance (Cash-Out)	654	158,971,256.60	37.21	243,075.32	6.426	364	720	63.02

Total	1,716	$427,231,675.16	100.00%

ANNEX A
Types of Mortgaged Properties

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Property Type	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2 - 4 Family Residence	93	$33,361,806.88	7.81%	358,729.11	6.739	364	734	69.41
Condominium Hotel	2	939,981.25	0.22	469,990.63	6.423	359	709	71.42
High-Rise Condominium	24	6,101,471.93	1.43	254,228.00	6.826	359	718	69.47
Low-Rise Condominium	204	44,460,281.33	10.41	217,942.56	6.607	360	738	71.61
Manufactured Housing	1	62,112.59	0.01	62,112.59	6.500	345	775	90.00
Planned Unit Development	367	89,618,542.43	20.98	244,192.21	6.559	362	723	74.38
Single Family Residence	1,025	252,687,478.75	59.15	246,524.37	6.554	363	721	70.14

Total	1,716	$427,231,675.16	100.00%

Occupancy Types(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Occupancy Type	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Primary Residence	1,280	$329,718,098.14	77.18%	257,592.26	6.536	363	721	72.01
Investment Property	354	78,405,247.26	18.35	221,483.75	6.729	360	736	67.04
Secondary Residence	82	19,108,329.76	4.47	233,028.41	6.702	361	730	72.44

Total	1,716	$427,231,675.16	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

ANNEX A
Remaining Terms to Maturity(1)

							Weighted
			Percent of		Weighted	Weighted	Average
			Mortgage		Average	Average	Original
	Number of	Aggregate	Loans	Average	Current	FICO	Loan-to-
Remaining Term	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Credit	Value
to Maturity (months)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	Score	Ratio(%)
480	19	$5,105,470.00	1.20%	268,708.95	6.639	691	77.42
479	10	2,317,084.40	0.54	231,708.44	6.427	689	72.77
478	11	3,162,937.85	0.74	287,539.80	6.350	675	75.34
477	2	409,909.21	0.10	204,954.61	5.911	647	68.74
360	1,327	335,217,501.26	78.46	252,613.04	6.613	727	72.47
359	195	46,779,357.34	10.95	239,894.14	6.551	717	67.51
358	92	20,507,064.94	4.80	222,902.88	6.284	718	58.18
357	34	8,300,804.91	1.94	244,141.32	6.263	723	64.46
356	6	1,062,585.61	0.25	177,097.60	6.854	678	68.47
355	9	2,043,453.11	0.48	227,050.35	5.993	711	63.84
354	4	989,749.25	0.23	247,437.31	6.931	678	68.39
353	5	899,244.69	0.21	179,848.94	6.791	705	75.30
350	1	374,400.00	0.09	374,400.00	6.500	795	80.00
345	1	62,112.59	0.01	62,112.59	6.500	775	90.00

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Sub-Group X was approximately 363 months.
Loan Programs

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Program	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
One-Year LIBOR	1,656	$417,048,429.35	97.62%	251,840.84	6.577	363	724	71.11
Six-Month LIBOR	7	1,822,676.51	0.43	260,382.36	7.053	357	685	78.65
One-Year CMT	53	8,360,569.30	1.96	157,746.59	6.570	367	706	69.86

Total	1,716	$427,231,675.16	100.00%

ANNEX A
Gross Margins(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Gross Margin (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	1,577	$399,401,890.27	93.49%	253,266.89	6.565	363	725	70.33
2.500	8	1,657,713.03	0.39	207,214.13	6.454	359	764	63.64
2.625	4	692,650.00	0.16	173,162.50	6.336	360	730	84.12
2.750	70	12,403,242.44	2.90	177,189.18	6.554	367	707	75.26
2.875	15	3,941,625.68	0.92	262,775.05	6.847	375	713	89.63
3.000	5	924,633.28	0.22	184,926.66	7.166	360	717	86.75
3.125	21	4,819,795.91	1.13	229,514.09	6.882	360	693	94.02
3.250	7	1,220,351.16	0.29	174,335.88	7.642	360	663	89.05
3.375	4	943,370.51	0.22	235,842.63	7.654	360	682	93.86
3.500	3	856,458.28	0.20	285,486.09	7.059	360	641	90.00
3.625	1	164,105.30	0.04	164,105.30	7.500	358	621	95.00
3.875	1	205,839.30	0.05	205,839.30	7.250	359	673	94.93

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Sub-Group X was approximately 2.293%.
Initial Rate Adjustment Dates

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Rate Adjustment Date	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
March ,1 2016	1	$62,112.59	0.01%	62,112.59	6.500	345	775	90.00
August 1, 2016	1	374,400.00	0.09	374,400.00	6.500	350	795	80.00
November 1, 2016	5	899,244.69	0.21	179,848.94	6.791	353	705	75.30
December 1, 2016	4	989,749.25	0.23	247,437.31	6.931	354	678	68.39
January 1, 2017	9	2,043,453.11	0.48	227,050.35	5.993	355	711	63.84
February 1, 2017	6	1,062,585.61	0.25	177,097.60	6.854	356	678	68.47
March 1, 2017	36	8,710,714.12	2.04	241,964.28	6.247	363	719	64.66
April 1, 2017	103	23,670,002.79	5.54	229,805.85	6.293	374	712	60.47
May 1, 2017	205	49,096,441.74	11.49	239,494.84	6.545	365	715	67.76
June 1, 2017	1,010	254,689,490.26	59.61	252,167.81	6.589	362	726	72.94
July 1, 2017	336	85,633,481.00	20.04	254,861.55	6.685	363	729	71.36

Total	1,716	$427,231,675.16	100.00%

ANNEX A
Months to Initial Rate Adjustment Date

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
Range of Number of Months	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
to Initial Rate Adjustment	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Date	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
85 – 120	1,380	$341,598,194.16	79.96%	247,534.92	6.552	363	723	71.06
121 or Above	336	85,633,481.00	20.04	254,861.55	6.685	363	729	71.36

Total	1,716	$427,231,675.16	100.00%

Initial Periodic Rate Caps

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Periodic Rate Cap (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
1.000	1	$176,000.00	0.04%	176,000.00	7.000	357	721	80.00
5.000	1,709	425,408,998.65	99.57	248,922.76	6.577	363	724	71.09
6.000	6	1,646,676.51	0.39	274,446.09	7.059	357	681	78.51

Total	1,716	$427,231,675.16	100.00%

ANNEX A
Subsequent Periodic Rate Caps

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Subsequent Periodic	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Rate Cap (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
1.000	3	$910,099.61	0.21%	303,366.54	6.220	357	732	66.52
2.000	1,713	426,321,575.55	99.79	248,874.24	6.579	363	724	71.13

Total	1,716	$427,231,675.16	100.00%

Maximum Mortgage Rates(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Maximum Mortgage Rate (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
10.250	1	$346,000.00	0.08%	346,000.00	5.250	357	629	51.26
10.375	1	200,000.00	0.05	200,000.00	5.375	360	661	80.00
10.500	14	3,447,190.36	0.81	246,227.88	5.500	369	739	66.44
10.625	13	2,972,575.54	0.70	228,659.66	5.625	359	723	60.93
10.750	34	8,551,225.23	2.00	251,506.62	5.750	364	744	64.99
10.875	100	25,230,594.98	5.91	252,305.95	5.875	365	727	64.63
11.000	80	19,688,600.21	4.61	246,107.50	6.000	363	726	64.44
11.125	119	28,381,539.98	6.64	238,500.34	6.125	361	729	66.48
11.250	183	45,638,072.03	10.68	249,388.37	6.250	363	721	66.10
11.375	209	48,814,739.31	11.43	233,563.35	6.375	365	724	67.37
11.500	218	55,997,967.06	13.11	256,871.41	6.500	363	727	68.96
11.625	124	31,694,119.82	7.42	255,597.74	6.625	363	723	73.63
11.750	128	32,282,092.29	7.56	252,203.85	6.750	363	715	73.67
11.875	154	38,727,394.22	9.06	251,476.59	6.875	361	720	76.31
12.000	64	15,052,086.09	3.52	235,188.85	7.000	360	725	79.11
12.125	34	8,660,272.01	2.03	254,713.88	7.125	363	732	76.87
12.250	52	12,519,716.42	2.93	240,763.78	7.250	360	731	78.59
12.375	40	10,586,320.07	2.48	264,658.00	7.375	361	723	79.34
12.500	60	16,629,131.52	3.89	277,152.19	7.500	361	724	80.49
12.625	35	9,100,742.00	2.13	260,021.20	7.625	360	716	78.87
12.750	27	7,176,533.00	1.68	265,797.52	7.692	366	724	79.42
12.875	14	2,864,912.00	0.67	204,636.57	7.764	360	724	83.17
13.000	6	1,364,424.51	0.32	227,404.09	7.739	401	694	85.03
13.125	3	889,000.00	0.21	296,333.33	7.495	357	679	76.40
13.500	2	245,000.00	0.06	122,500.00	8.500	360	662	88.14
14.000	1	171,426.51	0.04	171,426.51	8.000	356	629	80.00

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Sub-Group X was approximately 11.583% per annum.

ANNEX A
Minimum Mortgage Rates(1)

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Minimum Mortgage Rate (%)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	1,568	$397,139,598.27	92.96%	253,277.81	6.561	363	725	70.31
2.375	1	301,900.00	0.07	301,900.00	7.375	360	620	74.99
2.500	10	2,218,913.03	0.52	221,891.30	6.719	359	771	67.77
2.625	5	1,072,650.00	0.25	214,530.00	6.793	359	715	82.66
2.750	71	12,652,434.44	2.96	178,203.30	6.582	367	710	74.42
2.875	15	3,941,625.68	0.92	262,775.05	6.847	375	713	89.63
3.000	5	924,633.28	0.22	184,926.66	7.166	360	717	86.75
3.125	21	4,819,795.91	1.13	229,514.09	6.882	360	693	94.02
3.250	7	1,220,351.16	0.29	174,335.88	7.642	360	663	89.05
3.375	4	943,370.51	0.22	235,842.63	7.654	360	682	93.86
3.500	3	856,458.28	0.20	285,486.09	7.059	360	641	90.00
3.625	1	164,105.30	0.04	164,105.30	7.500	358	621	95.00
3.875	1	205,839.30	0.05	205,839.30	7.250	359	673	94.93
6.125	1	220,000.00	0.05	220,000.00	6.125	359	746	80.00
7.000	1	180,000.00	0.04	180,000.00	7.000	357	759	78.26
7.125	1	180,000.00	0.04	180,000.00	7.125	357	641	75.00
7.500	1	190,000.00	0.04	190,000.00	7.500	358	645	92.68

Total	1,716	$427,231,675.16	100.00%

(1)	As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Sub-Group X was approximately 2.302% per annum.

ANNEX A
Interest-Only Periods at Origination

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Interest-Only Period	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
(months)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0	270	$51,613,583.48	12.08%	191,161.42	6.463	379	707	72.04
120	1,446	375,618,091.68	87.92	259,763.55	6.595	361	726	70.99

Total	1,716	$427,231,675.16	100.00%

Prepayment Charge Periods at Origination

						Weighted		Weighted
			Percent of		Weighted	Average	Weighted	Average
			Mortgage		Average	Remaining	Average	Original
	Number of	Aggregate	Loans	Average	Current	Term to	FICO	Loan-to-
Prepayment Charge	Mortgage	Principal Balance	in Sub-	Principal Balance	Mortgage	Maturity	Credit	Value
Period (months)	Loans	Outstanding	Group X	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0	862	$211,421,366.39	49.49%	245,268.41	6.510	361	726	70.18
12	284	77,210,190.67	18.07	271,866.87	6.627	363	720	69.51
24	2	734,099.61	0.17	367,049.81	6.033	357	734	63.29
36	286	72,986,848.11	17.08	255,198.77	6.751	365	724	74.64
60	282	64,879,170.38	15.19	230,067.98	6.555	365	720	72.22

Total	1,716	$427,231,675.16	100.00%